TABLE OF CONTENTS

   I.   DEFINITIONS                                                         1
        SECTION 1.01.  Definitions.                                         1
        SECTION 1.02.  Accounting Terms                                    19
        SECTION 1.03.  Directly or Indirectly                              20
   II.  THE LOANS                                                          20
        SECTION 2.01.  Revolving Loans and Eurocurrency Loans              20
        SECTION 2.02.  (Intentionally omitted)                             23
        SECTION 2.03.  Revolving Loan and Eurocurrency Notes               23
        SECTION 2.04.  Absolute Rate Loans                                 24
        SECTION 2.05.  Continuation of Loans under the Current Agreement   27
        SECTION 2.06.  Interest on Loans                                   27
        SECTION 2.07.  Default Interest; Alternate Rate of Interest        29
        SECTION 2.08.  Refinancing of Revolving Loans                      30
        SECTION 2.09.  Refinancing of Eurocurrency Loans                   31
        SECTION 2.10. (Intentionally omitted)                              32
        SECTION 2.11.  Voluntary and Mandatory Prepayment of Loans;
             Indemnification                                               32
        SECTION 2.12.  Pro Rata Treatment; Funds; Manner of Payment and
             Prepayment; Net Payments                                      34
        SECTION 2.13.  Other Events                                        37
        SECTION 2.14.  Change in Legality                                  40
        SECTION 2.15.  Fees, Reduction of Commitment                       41
        SECTION 2.16.  Increase of Commitments                             42
        SECTION 2.17.  Removal of Banks                                    43
        SECTION 2.18.  Letters of Credit                                   43
   III. REPRESENTATIONS AND WARRANTIES                                     49
   IV.  CONDITIONS OF LENDING                                              53
        SECTION 4.01.  All Borrowings                                      53
        SECTION 4.02.  Initial Borrowing                                   54
        SECTION 4.03.  Initial Borrowing by Eligible Subsidiaries          55
        SECTION 4.04.  Absolute Rate Loans                                 55
   V.   AFFIRMATIVE COVENANTS                                              55
        SECTION 5.01.  Financial Statements                                55
        SECTION 5.02.  Litigation Notice                                   57
        SECTION 5.03.  ERISA                                               57
        SECTION 5.04.  Corporate Existence                                 59
        SECTION 5.05.  Insurance                                           59
        SECTION 5.06.  Obligations and Taxes                               59
        SECTION 5.07.  Notice of Defaults                                  60
        SECTION 5.08.  Use of Proceeds                                     60
        SECTION 5.09.  Environmental Notices and Inspection                60
        SECTION 5.10.  Compliance with Laws                                61
        SECTION 5.11.  Inspection                                          61
        SECTION 5.12.  Conduct of Business                                 61
   VI.  NEGATIVE COVENANTS                                                 61
        SECTION 6.01.  Limitations on Indebtedness                         61
        SECTION 6.02.  Mergers, Consolidations, Sales of Assets, Etc.      62
        SECTION 6.03.  Fixed Charges Coverage Ratio                        66
        SECTION 6.04.  Distributions                                       66
        SECTION 6.05.  Investments                                         67
        SECTION 6.06.  Transactions with Affiliates                        69
        SECTION 6.07.  ERISA                                               69
        SECTION 6.08.  Environmental Compliance                            69
        SECTION 6.09.  Grants of Security Interests                        70
   VII. EVENTS OF DEFAULT                                                  70
   VIII.THE AGENT                                                          72
        SECTION 8.01.  Appointment and Authority of Agent                  72
        SECTION 8.02.  Agent May Rely on Documents                         73
        SECTION 8.03.  No Amendment to Agent's Duties Without Consent      73
        SECTION 8.04.  Responsibilities of Agent                           73
        SECTION 8.05.  Indemnification of Agent                            74
        SECTION 8.06.  Agent Shall Have Rights of a Bank                   74
        SECTION 8.07.  Credit Decision                                     74
        SECTION 8.08.  Successor Agent                                     74
   IX.  AMENDMENTS; WAIVERS; AND REMEDIES                                  75
   X.   MISCELLANEOUS                                                      75
        SECTION 10.01.  No Discharge                                       75
        SECTION 10.02.  Sharing of Setoffs                                 76
        SECTION 10.03.  Severability                                       76
        SECTION 10.04.  Successors and Assigns                             76
        SECTION 10.05.  Governing Law.                                     77
        SECTION 10.06.  Currency Indemnity                                 78
        SECTION 10.07.  Headings                                           78
        SECTION 10.08.  Notices                                            78
        SECTION 10.09.  Survival of Agreement                              79
        SECTION 10.10.  Expenses of Banks                                  79
        SECTION 10.11.  Foreign Bank Certifications                        79
   XI.  GUARANTY                                                           81
   XII. COUNTERPARTS.                                                      82

                                    Exhibits

   EXHIBIT A           --             Form of Revolving Note

   EXHIBIT B           --             Form of Eurocurrency Note

   EXHIBIT C           --             Form of Competitive Bid Note

   EXHIBIT D           --             Form of Competitive Bid Quote Request

   EXHIBIT E           --             Form of Competitive Bid Quote

   EXHIBIT F           --             Form of Election to Participate

   EXHIBIT G           --             Form of Election to Terminate


                                    Schedules

   Schedule 1          --             Litigation (Article 3, paragraph g)

   Schedule 2          --             ERISA (Article 3, paragraph i)

   Schedule 3          --             Environmental Matters (Article 3,
                                      paragraph k)

   Schedule 6.05       --             Investments (Sections 6.05(d), (e), &
                                      (j))

                                  EXECUTION COPY









                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                   dated as of


                                  April 3, 1998


                                      among


                       JOHNSON WORLDWIDE ASSOCIATES, INC.


                             THE BANKS LISTED HEREIN


                       THE FIRST NATIONAL BANK OF CHICAGO,
                                    AS AGENT

             This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of April 3, 1998 (as the same may be amended, supplemented or otherwise modified from time to time hereafter, the "Agreement"), by and among JOHNSON WORLDWIDE ASSOCIATES, INC., a Wisconsin corporation (the "Company") certain consolidated subsidiaries of the Company which may from time to time become parties hereto, THE FINANCIAL INSTITUTIONS WHICH ARE SIGNATORIES HERETO (individually, a "Bank" and collectively, the "Banks") and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, individually as one of the Banks and as agent for the Banks (in such capacity, the "Agent").

        Whereas, the Company, certain consolidated subsidiaries of the Company which may from time to time become parties hereto, the Banks and the Agent are parties to that certain Revolving Credit Agreement, dated as of November 29, 1995, as amended by that certain Amendment No. 1, dated as of July 1, 1996, that certain Waiver and Amendment No. 2, dated as of November 6, 1996, that certain Amendment No. 3, dated as of July 9, 1997, and that certain Amendment No. 4, dated as of September 30, 1997 (taken together, the "Current Agreement"); and

        Whereas, the Company desires to amend and restate the Current Agreement in certain respects;

        So, therefore, the Company, certain consolidated subsidiaries of the Company which may from time to time become parties hereto, the Banks, and the Agent have agreed to amend and restate the Current Agreement on the terms and conditions set forth herein:

   I.   DEFINITIONS

             SECTION 1.01. Definitions. As used herein, the following words and terms, when capitalized, shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

        "Absolute Rate" shall mean, with respect to a Loan made by a given Bank for the relevant Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Bank and accepted by the Company pursuant to Section 2.04(c).

         "Absolute Rate Auction" shall mean a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.04.

        "Absolute Rate Loan" shall mean a Loan which bears interest at an Absolute Rate.

        "Acquisitions" shall mean any transaction or series of transactions by which the Company or any Subsidiary of the Company, by merger or otherwise, directly or indirectly: (a) acquires all or substantially all of the assets of any Person, or a portion of the assets of any Person, or the technological rights of any Person, which constitutes all or substantially all, or, in the case of technological rights, permits the operation of, a product line, division or other operating segment of such Person; (b) acquires control of the majority of the voting securities of a Person; (c) acquires a controlling equity interest in any Person; (d) acquires an option or right to consummate any of the foregoing; or (e) acquires any additional securities or equity interests in a Person in which the Company or any Subsidiary has a controlling equity interest or control of the majority of the voting securities.

        "Adjusted CD Rate" shall mean, with respect to any Adjusted CD Rate Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the sum of (a) the Adjusted CD Rate Margin plus (b) a rate per annum equal to the product of
   (i) the Fixed Certificate of Deposit Rate in effect for such Interest Period and (ii) Statutory Reserves, plus (c) the Assessment Rate. For purposes hereof, the term "Fixed Certificate of Deposit Rate" shall mean the arithmetic average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid on or about 10:00 am., Chicago time, to the Agent on the first Business Day of the Interest Period for the Adjusted CD Rate Loan by three Chicago negotiable certificate of deposit dealers of recognized national standing and selected by the Agent for the purchase at face value of negotiable certificates of deposit of major United States money center banks in an amount approximately equal to the principal amount of First Chicago's portion of the Adjusted CD Rate Loan and with a maturity comparable to such Interest Period.

         "Adjusted CD Rate Loan" shall mean any Loan for which interest is determined, in accordance with the provisions hereof, at the Adjusted CD Rate.

        "Adjusted CD Rate Margin" is defined in Section 2.06.

        "Affiliate" shall mean any Person (other than a Subsidiary) (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (b) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

        "Agent" shall have the meaning ascribed to such term in the initial paragraph of this Agreement and any successor Agent appointed pursuant to
   Section 8.08.

        "Aggregate Commitment" shall mean $90,000,000, as such amount may be increased or reduced from time to time pursuant to Section 2.15 or 2.16 or other provisions hereof.

        "Aggregate Eurocurrency Commitment" shall mean $12,000,000, as such amount may be increased or reduced from time to time pursuant to Section 2.01(g), 2.15, 2.16 or 2.17 or other provisions hereof.

        "Aggregate Revolving Commitment" shall mean $78,000,000, as such amount may be increased or reduced from time to time pursuant to Section 2.01(g), 2.15, 2.16 or 2.17 or other provisions hereof.

        "Agreement" shall have the meaning ascribed to such term in the initial paragraph of this Agreement.

        "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Corporate Base Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Corporate Base Rate" shall mean the rate of interest per annum announced from time to time by First Chicago as its corporate base rate in effect at its principal office in Chicago; each change in the Corporate Base Rate shall be effective on the date such change is announced by First Chicago. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Corporate Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Corporate Base Rate or the Federal Funds Effective Rate, respectively.

         "Alternate Base Rate Loan" shall mean any Loan for which interest is determined, in accordance with the provisions hereof, at the Alternate Base Rate.

         "Alternative Currency" shall mean Canadian dollars, French francs, German marks, Japanese yen, pounds sterling, Australian dollars and any other currency (other than ECU's) which is freely transferable and convertible into Dollars, as and if available, in which deposits are customarily offered to banks in the London interbank market, which the Borrower requests the Agent to include as an Alternative Currency hereunder and which is acceptable to each Bank; provided that the Agent shall promptly notify each Bank of each such request and each Bank shall be deemed to have agreed to each such request if its objection thereto has not been received by the Agent within five Business Days from the date of such notification by the Agent to such Bank.

         "Applicable Percentage" shall mean, with respect to each Bank at any date of determination thereof, a fraction (expressed as a percentage), the numerator of which is the sum of such Bank's Revolving Loan Commitment and Eurocurrency Commitment, in each case as at such date, and the denominator of which is the Aggregate Commitment as at such date, as such percentage may be modified from time to time pursuant to the terms hereof.

        "Applicable Rate" shall mean at any time, for any Loan, the Alternate Base Rate, the Adjusted CD Rate, the Eurocurrency Rate or LIBOR at such time, as determined in accordance with Section 2.06 hereof.

         "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) most recently estimated by First Chicago as the then current net annual assessment rate that will be employed in determining amounts payable by First Chicago to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in Dollars at First Chicago's domestic offices.

         "Average Outstanding Balance of Consolidated Current Debt" shall mean the average of the Current Debt (excluding any portion of Current Debt refinanced with Funded Debt) outstanding on each of the Company's July fiscal month-end, August 15, August fiscal month-end, September 15, and the Company's September fiscal month-end for each Compliance Period.

         "Bank" and "Banks" shall have the meanings ascribed to such terms in the initial paragraph of this Agreement and their respective successors and assigns.

         "Bankruptcy Code" shall mean Title 11 of the United States Code, as the same may be amended from time to time, and any successor statute thereto.

        "Benefit Plan" shall mean a defined benefit plan as defined in
   Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Company or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

        "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrowing" shall mean a borrowing consisting of one or more Loans from the Banks.

        "Borrowing Date" shall mean, with respect to any Loan, the date on which such Loan is disbursed to the Company.

        "Business Day" shall mean a day on which the Banks are each open for business at their respective Domestic Offices; provided that when the term "Business Day" is used with respect to any LIBOR Loan, it shall mean a day on which the Banks are each also open for business at their respective Eurodollar Offices and on which Dollar transactions are carried on in the applicable interbank market and further provided that when the term "Business Day" is used with respect to any Eurocurrency Loan, it shall mean a day on which commercial banks are open for domestic and international business (including dealings in deposits in the Alternative Currency constituting such Eurocurrency Loan) in both London and the place where such funds are paid or made available.

         "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

         "Capitalized Rentals" of any Person shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person and its subsidiaries prepared in accordance with GAAP.

         "Commitment Fee" shall have the meaning ascribed to such term in
   Section 2.15(a) hereof.

         "Commitments" shall mean the Eurocurrency Commitments and the Revolving Loan Commitments.

         "Company" shall have the meaning ascribed to such term in the initial paragraph of this Agreement.

         "Competitive Bid Borrowing Notice" is defined in Section 2.04(c).

         "Competitive Bid Note" shall mean a promissory note in substantially the form of Exhibit C hereto, with appropriate insertions, duly executed and delivered to the Agent by the Company for the account of a Bank and payable to the order of such Bank, including any amendment, modification, renewal or replacement of such promissory note.

        "Competitive Bid Quote" shall mean a Competitive Bid Quote delivered by a Bank to the Company in accordance with Section 2.04(b).

        "Competitive Bid Request" shall mean a Competitive Bid Quote Request delivered by the Company to any one or more of the Banks in accordance with Section 2.04(a).

        "Compliance Period" shall mean the period beginning on the date of the Company's July fiscal month-end and ending on the date of the Company's September fiscal month-end in each calendar year.

         "Consolidated Current Debt" shall mean, without duplication, Current Debt of the Company and its Subsidiaries determined on a consolidated basis eliminating intercompany items.

        "Consolidated Funded Debt" shall mean, without duplication, Funded Debt of the Company and its Subsidiaries determined on a consolidated basis eliminating intercompany items.

        "Consolidated Net Income" for any period shall mean net income of the Company and its Subsidiaries from continuing operations, determined on a consolidated basis in accordance with GAAP consistently applied but excluding net earnings and losses of any Person (other than a Subsidiary) with which the Company or a Subsidiary shall have consolidated or which shall have merged or liquidated into or with the Company or a Subsidiary prior to the date of such consolidation, merger or liquidation.

        "Consolidated Net Worth" shall mean as of the date of any determination thereof the amount of the par or stated value of all outstanding capital stock, capital surplus and retained earnings of the Company and its Subsidiaries, net of all cumulative translation adjustments and contingent compensation adjustments determined on a consolidated basis in accordance with GAAP.

        "Consolidated Tangible Assets" shall mean as of the date of any determination thereof the total amount of all Tangible Assets of the Company and its Subsidiaries on a consolidated basis after deducting therefrom all Investments incurred pursuant to and within the limitations of Section 6.05(j) hereof.

        "Consolidated Tangible Net Worth" shall mean as of the date of any determination thereof Consolidated Net Worth less (a) all assets of the Company and its Subsidiaries that are properly classified as "intangible assets" and (b) all Investments incurred pursuant to and within the limitations of Section 6.05(j) hereof, all determined in accordance with GAAP.

        "Consolidated Tangible Net Worth Available for Investments" shall mean as of the date of any determination thereof the sum of (a) Consolidated Tangible Net Worth and (b) all Investments incurred pursuant to and within the limitations of Section 6.05(j) hereof.

        "Consolidated Total Assets" of the Company and its Subsidiaries shall mean as of the date of any termination thereof, the total assets of the Company and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

        "Consolidated Total Capitalization" shall mean as of the date of any determination thereof the sum of (a) Consolidated Net Worth and (b) Consolidated Funded Debt.

        "Current Debt" shall mean as of the date of any determination thereof
   (a) all Indebtedness for borrowed money or which has been incurred in connection with the acquisition of property or assets other than Funded Debt, provided that any portion of such obligations incurred in connection with the acquisition of property or assets specifically including, without limitation, obligations which have been incurred by such Person in connection with any sale, transfer or issuance of stock pursuant to and in compliance with Section 6.02(c)(5) and which are at the date of any determination of Current Debt contingent as to amount or as to payment shall not be treated as Current Debt on such date, (b) Guaranties of Current Debt of others, and (c) all obligations of such Person with respect to receivables sold or otherwise discounted with recourse which would not constitute Funded Debt pursuant to the terms of the definition thereof.

        "Debt/EBITDA Ratio" is defined in Section 2.06(b) hereof.

        "Default" shall mean a condition or event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

        "Dollar Amount" shall mean in relation to any Borrowing of Loans denominated in Dollars, the amount thereof, and in relation to any Borrowing of Loans denominated in an Alternative Currency, the equivalent in Dollars of such amount of Alternative Currency, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such Alternative Currency quoted to the Company or the applicable Eligible Subsidiary as of 11:00 a.m. (London time) three Business Days before the date of such Borrowing. Dollar Amount shall mean in relation to any Letter of Credit Obligation, the equivalent in Dollars of any such Letter of Credit Obligation denominated in an Alternative Currency computed as prescribed in Section 2.18(d)(i), or, if such methods are for any reason inapplicable, in the manner deemed most appropriate and customary by the Agent.

        "Dollar" or "$" shall mean the currency of the United States of America.

        "DOL" shall mean the United States Department of Labor and any successor department or agency.

        "Domestic Office" shall mean for each Bank or the Agent, the Domestic Office set forth for such Bank or the Agent on the signature pages hereof, unless such Bank or the Agent shall designate a different Domestic Office or Domestic Offices by notice in writing to the Agent and the Company; provided that a Bank may designate different Domestic Offices for its Alternate Base Rate Loans on the one hand and its Adjusted CD Rate Loans on the other hand, in which case all references herein to the Domestic Office of such Bank shall be deemed to refer to either or both of such offices as the context may require.

        "Domestic Subsidiary" shall mean any Subsidiary (a) which is organized under the laws of the United States or any state thereof and (b) which conducts substantially all of its business and has substantially all of its assets within the United States.

        "EBITDA" means, for any period, the sum of the amounts for each such period, without duplication, of (i) Consolidated Net Income plus (ii) Interest Charges, plus (iii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Consolidated Net Income, plus (iv) depreciation expense to the extent deducted in computing Consolidated Net Income, plus (v) amortization expense, including, without limitation, amortization of good will and other intangible assets to the extent deducted in computing Consolidated Net Income, plus (vi) extraordinary charges to the extent deducted in computing Consolidated Net Income; minus (vii) extraordinary gains to the extent included in computing Consolidated Net Income.


        "Effective Date" shall mean the date on which this Agreement shall become effective pursuant to the terms and conditions of Section 4.02 hereof.

        "Eighty Percent-Owned Subsidiary" shall mean a Subsidiary of which 80% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by the Company.

        "Election to Participate" shall mean an Election to Participate by an Eligible Subsidiary, substantially in the form of Exhibit F hereto.

        "Election to Terminate" shall mean an Election to Terminate by an Eligible Subsidiary, substantially in the form of Exhibit G hereto.

        "Eligible Subsidiary" shall mean any Subsidiary of the Company which is organized and doing business outside of the United States of America and as to which an Election to Participate shall have been delivered to the Agent and as to which an Election to Terminate shall not have been delivered to the Agent. Each such Election to Participate and Election to Terminate shall have been duly executed on behalf of such Eligible Subsidiary and the Company in such number of copies as the Agent may request. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Subsidiary theretofore incurred. The Agent shall promptly give written notice to the Banks of the receipt of any Election to Participate or Election to Terminate.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended, and any successor statute.

        "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as the Company, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the IRC) with the Company, and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

        "Eurocurrency Commitment" shall mean, with respect to any Bank, the amount set forth opposite its signature below in the column entitled "Eurocurrency Commitment", as such amount may be modified from time to time pursuant to the terms hereof.

        "Eurocurrency Loan" shall have the meaning ascribed to such term in
   Section 2.01(b).
        "Eurocurrency Margin" is defined in Section 2.06(b).

        "Eurocurrency Note" shall have the meaning ascribed to such term in
   Section 2.03(b).

        "Eurocurrency Rate" shall mean, with respect to any Eurocurrency Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next higher 1/8 of 1%) equal to the sum of (a) the Eurocurrency Margin plus (b) a rate per annum equal to the Euro-Interbank Rate in effect for such Interest Period. For purposes hereof "Euro-Interbank Rate" shall mean, with respect to any Eurocurrency Loan for any Interest Period, the applicable London interbank offered rate for deposits in the applicable Alternative Currency appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity approximately equal to such Interest Period. If no London interbank offered rate of such maturity then appears on Telerate Page 3750, then the Euro-Interbank Rate shall be equal to the London interbank offered rate for deposits in the applicable Alternative Currency maturing immediately before or immediately after such maturity, whichever is higher, as determined by the Agent from Telerate Page 3750. If Telerate Page 3750 is not available, the applicable Euro-Interbank Rate for the relevant Interest Period shall be the rate at which deposits in the applicable Alternative Currency approximately equal in principal amount to First Chicago's portion of the proposed Eurocurrency Loan and for the maturity equal to the applicable Interest Period are offered by First Chicago in immediately available funds in the London, England interbank market at approximately 11:00 A.M., London time, two (2) Business Days prior to the commencement of such Interest Period.

        "Eurodollar Office" shall mean, for each Bank, the Eurodollar Office set forth for such Bank on the signature pages hereof, unless such Bank shall designate a different Eurodollar Office or different Eurodollar Offices by notice in writing to the Agent and the Company.

        "Event of Default" shall mean any Event of Default set forth in
   Article VII hereof.

        "Expiration Date" shall mean November 29, 2000.

        "Financial Officer" shall mean either the Chief Financial Officer or such other person the Chief Financial Officer shall designate in writing from time to time.

        "First Chicago" shall mean The First National Bank of Chicago in its individual capacity, and its successors.

        "Fixed Charges" for any period shall mean on a consolidated basis the sum of (a) all Rentals (excluding all Capitalized Rentals) payable with respect to continuing operations during such period by the Company and its Subsidiaries and (b) all Interest Charges on all Indebtedness (including the interest component of Capitalized Rentals) with respect to continuing operations of the Company and its Subsidiaries.

        "Fixed Rate Loan" shall mean any Adjusted CD Rate Loan, any Eurocurrency Loan, any LIBOR Loan or any Absolute Rate Loan.

        "Funded Debt" of any Person shall mean, without duplication (a) all Indebtedness for or in respect of borrowed money or which has been incurred in connection with the acquisition of property or assets, in each case having a final maturity of more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including without limitation, the portion of the "Fixed Purchase Price" (as defined in the Purchase Agreement) which has been deferred in accordance with Section 2.4 of the Purchase Agreement, including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payment shall constitute a current liability of the obligor under GAAP, provided that any portion of such obligations incurred in connection with the acquisition of property or assets specifically including, without limitation, obligations which have been incurred by such Person in connection with any sale, transfer or issuance of capital stock pursuant to and in compliance with Section 6.02(c)(5) and which are at the date of any determination of Funded Debt contingent as to amount or as to payment shall not be treated as Funded Debt on such date,
   (b) all Capitalized Rentals, (c) all Guaranties by such Person of Funded Debt of others, (d) all obligations of such Person with respect to receivables sold or otherwise discounted with recourse and (e) all obligations of such Person with respect to Letters of Credit with an expiry date more than one year from the Issuance Date (or which can be extended at the option of the account party to an expiry date more than one year from the Issuance Date.

        "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

        "Governmental Authority" shall mean any nation, government, city, town, municipality, or county or any federal, state, provincial, local or other political subdivision thereof or thereto and any department, commission, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such nation, government, city, town, municipality, county or federal, state, provincial, local or other political subdivisions thereof or thereto.

        "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation, (2) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation or dividend.

        "Indebtedness" of any Person shall mean and include, without duplication (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets (except for obligations under bona fide employment, consulting, non-competition, lease and similar agreements), including without limitation the portion of the "Fixed Purchase Price" (as defined in the Purchase Agreement) which has been deferred in accordance with Section 2.4 of the Purchase Agreement, provided that any portion of such obligations which have been incurred in connection with the acquisition of property or assets specifically including, without limitation, obligations which have been incurred by such Person in connection with any sale, transfer or issuance of stock pursuant to and in compliance with Section 6.02(c)(5) and which are at the date of any determination of Indebtedness contingent as to amount or as to payment shall not be treated as Indebtedness on such date, (b) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) all Guaranties by such Person of obligations of others of the character referred to in this definition, (e) Capitalized Rentals, (f) all obligations of such Person with respect to receivables sold or otherwise discounted with recourse, and (g) all obligations of such Person with respect to the Letter of Credit Obligations. Indebtedness shall not include obligations under operating leases.

        "Interest Charges" for any period shall mean on a consolidated basis the sum of all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made, including the interest component of all Capitalized Rentals of the Company and its Subsidiaries. For purposes of this definition, computations of interest charges on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

        "Interest Payment Date" shall mean, as to (a) Alternate Base Rate Loans, the last Business Day of each March, June, September and December ending after the Effective Date, and as to (b) Adjusted CD Rate Loans, Eurocurrency Loans, LIBOR Loans and Absolute Rate Loans, the last day of the Interest Period applicable thereto (and in the case of any Interest Period of one hundred and eighty (180) days or six (6) months duration, the date that would be the last day of such Interest Period if such Interest Period were of ninety (90) days or three (3) months duration).

        "Interest Period" shall mean, (i) as to any LIBOR Loan or Eurocurrency Loan, the period commencing on the date of such LIBOR Loan or Eurocurrency Loan and ending on the numerically corresponding day (or if there is no numerically corresponding day on the last day) in the calendar month that is one (l), two (2), three (3) or six (6) months thereafter, as the Company may elect, (ii) as to any Adjusted CD Rate Loan, a period commencing on the date of such Adjusted CD Rate Loan, and ending thirty
   (30), sixty (60), ninety (90) or one hundred and eighty (180) days thereafter, as the Company may elect, and (iii) as to any Absolute Rate Loan, the period commencing on the date of such Absolute Rate Loan and ending 1-270 days thereafter, as the Company may elect; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (unless, in the case of a LIBOR Loan or Eurocurrency Loan, the same would fall in a succeeding month, in which case such Interest Period shall end on the immediately preceding Business Day), (b) no Interest Period with respect to any Loan shall end later than the Expiration Date and (c) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

        "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

        "IRS" shall mean the Internal Revenue Service and any successor agency.

         "Investments" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or any other obligations or securities or by loan, advance, capital contributions or otherwise.

        "Issuance Date" means, with respect to any Letter of Credit, the date on which such Letter of Credit is issued hereunder.

        "Issuer" means any Bank which has issued a Letter of Credit pursuant to the Letter of Credit Facility, and its successors and assigns.

        "Issuer's Fee" is defined in Section 2.18(g).

        "Johnson Family" shall mean at any time, collectively, Samuel C. Johnson, his wife and their children and grandchildren, the executor or administrator of the estate or other legal representative of any such Person, all trusts for the benefit of the foregoing or their heirs or any one or more of them, and all partnerships, corporations or other entities directly or indirectly controlled by the foregoing or any one or more of them.

        "Letter of Credit" means any standby letter of credit denominated in Dollars issued for the account of the Company under the Letter of Credit Facility.

        "Letter of Credit Facility" means the Letter of Credit Facility provided in Section 2.18.

        "Letter of Credit Fee" is defined in Section 2.18(g).

        "Letter of Credit Obligations" means, at any date of determination thereof, all liabilities, whether actual or contingent, of the Company in respect of the Letters of Credit, including without limitation, the sum of
   (a) the Dollar Amount of the Reimbursement Obligations and (b) the Dollar Amount of the aggregate undrawn face amount of the outstanding Letters of Credit.

        "Letter of Credit Request" is defined in Section 2.18(c).

        "LIBOR" shall mean, with respect to any LIBOR Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next higher 1/8 of l%) equal to the sum of (a) the LIBOR Margin plus (b) a rate per annum equal to the Interbank Rate in effect for such Interest Period. For purposes hereof, "Interbank Rate" shall mean, with respect to any LIBOR Loan for any Interest Period, the applicable London interbank offered rate for deposits in U.S. dollars appearing on Telerate Page 3750
   as of 11:00 a.m. (London time) two (2) Business Days   prior to the first
   day of such Interest Period, and having a maturity approximately equal to such Interest Period. If no London interbank offered rate of such maturity then appears on Telerate Page 3750, then the Interbank Rate shall be equal to the London interbank offered rate for deposits in U.S. dollars maturing immediately before or immediately after such maturity, whichever is higher, as determined by the Agent from Telerate Page 3750. If Telerate Page 3750 is not available, the applicable Interbank Rate for the relevant Interest Period shall be the rate at which Dollar deposits approximately equal in principal amount to First Chicago's portion of the proposed LIBOR Loan and for the maturity equal to the applicable Interest Period are offered by First Chicago in immediately available funds in the London, England interbank market at approximately 11:00 A.M., London time, two (2) Business Days prior to the commencement of such Interest Period.

        "LIBOR Loan" shall mean any Loan for which interest is determined, in accordance with the provisions hereof, at LIBOR.

        "LIBOR Margin" is defined in Section 2.06(b).

        "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, including, without limitation, the security interest arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes and including any Capitalized Lease. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, lease and other similar title exceptions and encumbrances affecting real property. For the purpose of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in another person for security purposes.

        "Loans" shall mean and include the Revolving Loans, the Eurocurrency Loans and/or Absolute Rate Loans, as applicable.

        "Majority Banks" shall mean Banks in the aggregate having at least fifty-one percent (51%) of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Banks in the aggregate holding at least fifty-one percent (51%) of the aggregate unpaid principal Dollar amount of the outstanding Loans and Letter of Credit Obligations.

        "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
   Section 4001(a) (3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Company or any ERISA Affiliate.

        "Net Income Available for Fixed Charges" for any period shall mean the sum of (a) Consolidated Net Income during such period plus (b) (to the extent taken into account in determining Consolidated Net Income), all provisions for any foreign, Federal, state or other income taxes made by the Company and its Subsidiaries during such period plus (c) Fixed Charges (to the extent taken into account in determining Consolidated Net Income) during such period, plus (d) (to the extent taken into account in determining Consolidated Net Income) in the case of the period of time prior to October 2, 1998, special charges not to exceed $5,000,000 taken in respect of certain distribution center closings and, if Uwatec A.G. is acquired, certain plant closings, in each case during such period.

        "Notes" shall mean the Revolving Loan Notes, the Eurocurrency Notes and/or the Competitive Bid Notes, as applicable.

        "Notice of Borrowing" shall have the meaning specified in Section 2.01(a) hereof.

        "Notice of Refinancing" shall have the meaning ascribed to such term in Section 2.08 hereof.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

        "Parent Guaranty" shall mean the guaranty by the Company contained in
   Article XI hereof, as the same may be amended, supplemented or otherwise modified from time to time hereafter.
        "Permit" shall mean any permit, approval, authorization, license, variance, or permission required from a Governmental Authority under an applicable Requirement of Law.

        "Permitted Liens" shall mean:

        (1) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen; provided that payment thereof is not at the time required by Section 5.06;

         (2) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

        (3) Liens incidental to the conduct of business or the ownership of properties and assets (including, without limitation, warehousemen's and attorneys' liens, statutory landlords' liens, workers' compensation liens and ERISA liens) and deposits, pledges or Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided that the aggregate amount of the obligations so secured will not materially impair the value of the assets so secured or the use thereof in the ordinary course of business and provided, further, that in each case, the obligation so secured will not exceed $1,000,000 and is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

        (4) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of Persons engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries;

        (5) Liens securing Indebtedness of a Subsidiary to the Company or to an Eighty Percent-Owned Subsidiary;

        (6) Liens existing as of the date of this Agreement securing Indebtedness of the Company or any Subsidiary outstanding on such date and described on Schedule IV attached to this Agreement,

        (7) Liens incurred after the date of this Agreement given to secure the payment of the cost of the acquisition or construction of fixed assets useful and intended to be used in carrying on the business of the Company or a Subsidiary; provided that (i) the Lien shall attach solely to the fixed assets acquired or constructed, (ii) the Lien shall have been created or incurred within twelve (12) months of the date of acquisition or the date of completion of construction, as the case may be, of such fixed assets, (iii) at the time of the acquisition or construction of such fixed assets the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Company or a Subsidiary shall not exceed an amount equal to the lesser of the total cost or fair market value at the time of acquisition or completion of construction of such fixed assets (as determined in good faith by the Board of Directors of the Company) and (iv) all such Indebtedness shall have been incurred within the applicable limitations of
             Section 6.01;

         (8) Liens existing on any assets at the time of acquisition thereof or at the time of acquisition by the Company or a Subsidiary of any business entity then owning such assets, whether or not such existing Liens were given to secure the payment of the purchase price of the assets to which they attach, so long as they were not incurred, extended or renewed in contemplation of such acquisition; provided that (a) any such Lien shall attach solely to the assets acquired and (b) at the time of the acquisition of the assets or business entity, as the case may be, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such assets and business entities (whether or not assumed by the Company or such Subsidiary) shall not be in excess of the fair market value of such assets and business entities at the time of such acquisition (as determined in good faith by the Board of Directors of the Company); and

        (9) any extension, renewal or replacement of any Lien permitted by the preceding clauses (6), (7) and (8) of this definition in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (a) such Lien shall attach solely to the same such property and (b) such extension, renewal or refunding of such Indebtedness shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding.

        "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or Governmental Authority.

        "Plan" shall mean an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Company or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in
   Section 3(5) of ERISA.

        "Principal Subsidiaries" shall mean any Subsidiary of the Company which had (a) total assets, on a consolidating basis, as of the last day of the most recently ended fiscal quarter of the Company, of an amount equal to or greater than ten percent (10%) of Consolidated Total Assets of the Company as of the last day of such fiscal quarter or (b) net income, on a consolidating basis, for the Company's most recent fiscal year, equal to or greater than 10% of Consolidated Net Income of the Company for such year.

        "Purchase Agreement" means that certain Share Purchase Agreement dated as of July 11, 1997 by and among the Company, Uwatec AG, Heinz Ruchti and Karl Leemann.

        "Quarterly Date" shall mean the last day of each fiscal quarter of the Company.

        "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

        "Reimbursement Obligations" means, at any time, the aggregate of the obligations of the Company to the Issuers and the Banks in respect of all unreimbursed payments or disbursements made by an Issuer and the Banks under or in respect of the Letters of Credit.

        "Rentals" of any Person shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by such Person, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by such Person (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

        "Reportable Event" shall mean any Reportable Event as defined in
   Section 4043 of ERISA or the regulations thereunder for which the 30-day notice requirement has not been waived by the PBGC.

        "Requirement of Law" shall mean any federal, state or local law, rule or regulation, Permit, or other binding determination of any Governmental Authority.

        "Revolving Loan" is defined in Section 2.01(a).

        "Revolving Loan Commitment" shall mean, with respect to any Bank, the amount set forth opposite its signature below in the column entitled "Revolving Loan Commitment", as such amount may be modified from time to time pursuant to the terms hereof.

        "Revolving Loan Note" shall have the meaning ascribed to such term in
   Section 2.03(a) hereof.

        "Section" shall mean a numbered section of this Agreement, unless another document is specifically referenced.

        "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board and any other banking authority for determining the reserve requirements of the Agent for new negotiable time deposits in Dollars of $100,000 or more issued by a member bank of the Federal Reserve System in New York City (as such terms are defined in Regulation D) with maturities approximately equal to the applicable Interest Period, in the case of the Adjusted CD Rate. Such reserve percentages shall include, without limitation, those imposed under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

        "Subsidiary" shall mean a subsidiary of the Company. The term "subsidiary" shall mean, as to any particular parent corporation, (i) any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation and (ii) any partnership, association, joint venture or similar business organization more than 50% of the equity ownership interests which shall at the time be so owned.

        "Subsidiary Obligations" shall mean all unpaid principal of and accrued and unpaid interest on the Eurocurrency Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Eligible Subsidiaries to the Banks or any Bank, the Agent or any indemnified party hereunder arising under this Agreement.

        "Tangible Assets" of any Person shall mean, as of the date of any determination thereof, the total amount of all assets of such Person (less depreciation, depletion and other properly deductible valuation reserves) after deducting the following: goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets, any write up in the book value of any asset resulting from a revaluation thereof subsequent to October 3, 1997 (except to the extent such write up is required by GAAP) and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

        "Taxes" shall have the meaning ascribed to such term in Section
   2.12(b).

        "Termination Event" shall mean (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Company or any ERISA Affiliate from a Benefit Plan during a plan year in which the Company or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a) (2) of ERISA; (iii) the imposition of an obligation on the Company or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Company or any ERISA Affiliate from a Multiemployer Plan.

        "Type" of Loan shall mean an Alternate Base Rate Loan, Adjusted CD Rate Loan, Eurocurrency Loan, LIBOR Loan or Absolute Rate Loan.

        "Voting Stock" shall mean securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

        "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (other than directors' qualifying shares or shares owned by foreign domiciliaries as required by law) shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

             SECTION 1.02. Accounting Terms. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement. For purposes of this Agreement, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in paragraph (d) of Article III. In the event that any Accounting Changes (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Company and the Banks agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Company and its consolidated Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the parties thereto, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" means: changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

             SECTION 1.03. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

   II.  THE LOANS

             SECTION 2.01.  Revolving Loans and Eurocurrency Loans.

             (a) Upon the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties contained herein, each Bank, by its execution and delivery of this Agreement, severally, and not jointly, agrees to make Revolving Loans to the Company from time to time from the date hereof to the Expiration Date, at such times and in such amounts as the Company shall request, subject to the limitation that (i) the aggregate outstanding principal Dollar Amount of Revolving Loans, Eurocurrency Loans and Absolute Rate Loans to and Letter of Credit Obligations of the Company and all Eligible Subsidiaries does not exceed the Aggregate Commitment and (ii) the aggregate outstanding principal amount of Revolving Loans made pursuant to this Section 2.01(a) and Letter of Credit Obligations of the Company shall at no time exceed such Bank's Revolving Loan Commitment (each such loan, individually a "Revolving Loan" and collectively, the "Revolving Loans"). The aggregate outstanding amount of Absolute Rate Loans shall reduce each Bank's Revolving Loan Commitment ratably in the proportion such Bank's Revolving Loan Commitment bears to the Aggregate Revolving Commitment regardless of which Bank makes such Absolute Rate Loans. In addition, each Bank may, in its sole discretion, make bids to make Absolute Rate Loans pursuant to Section 2.04. Upon the terms and subject to the conditions of this Agreement, the Company may elect to make Borrowings of Revolving Loans at the Alternate Base Rate, the Adjusted CD Rate or LIBOR. The Company shall give at least three (3) Business Days' prior irrevocable written or telex notice to the Agent of any requested Borrowing of LIBOR Loans under this Section 2.01(a) and at least two (2) Business Days' prior irrevocable written or telex notice to the Agent of any requested Borrowing of Adjusted CD Rate Loans under this Section 2.01(a). An irrevocable written or telex notice of any requested Borrowing of Alternate Base Rate Loans may be made on the Borrowing Date for such requested Borrowing; provided, however, that the Company shall use its best efforts to give at least one (l) Business Day's prior irrevocable written or telex notice of Alternate Base Rate Loans under this Section 2.01(a). Each such notice and similar notice pursuant to Section 2.01(b) shall herein be called a "Notice of Borrowing" and each Notice of Borrowing shall specify the amount and Type of the proposed Borrowing, the proposed Borrowing Date and, if such Notice of Borrowing requests Fixed Rate Loans, the proposed Interest Period. Each Notice of Borrowing, to be effective, must be received by the Agent not later than 10:00 a.m., Chicago time, on the last Business Day on which notice can be given of such Borrowing, as provided above. If no Type of Borrowing is specified in such Notice of Borrowing, such Borrowing shall be of Alternate Base Rate Loans, and if no Interest Period is specified in a Notice of Borrowing requesting LIBOR Loans or Adjusted CD Rate Loans, the Interest Period shall be one (1) month or thirty
        (30) days, respectively.

              (b) Upon the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties contained herein, each Bank, by its execution and delivery of this Agreement, severally and not jointly, agrees to make Eurocurrency Loans in one or more Alternative Currencies to the Company or any Eligible Subsidiary pursuant to this Section 2.01(b) from time to time from the date hereof to the Expiration Date in amounts such that
        (i) the aggregate outstanding principal Dollar Amount of Eurocurrency Loans, Revolving Loans and Absolute Rate Loans by such Bank to the Company and all Eligible Subsidiaries and Letter of Credit Obligations of the Company does not exceed the Aggregate Commitment and (ii) the aggregate outstanding principal Dollar Amount of Eurocurrency Loans made pursuant to this Section 2.01(b) shall at no time exceed such Bank's Eurocurrency Commitment (each such Loan, individually a "Eurocurrency Loan" and collectively the "Eurocurrency Loans"). Subject to the terms and conditions of this Agreement, the Company or an Eligible Subsidiary may elect to make Borrowings of Eurocurrency Loans in any Alternative Currency. The Company or such Eligible Subsidiary shall give the Agent a Notice of Borrowing at least three (3) Business Days' prior to the requested Borrowing of Eurocurrency Loans under this Section 2.01(b). Each such Notice of Borrowing shall specify the amount and Alternative Currency of such Borrowing, the proposed Borrowing Date and the proposed Interest Period. Each such Notice of Borrowing, to be effective, must be received by the Agent not later than 10 a.m., Chicago time, on the last Business Day on which such notice can be given. If no Interest Period is specified in a Notice of Borrowing of Eurocurrency Loans, the Interest Period shall be one (1) month.

              (c) The Agent shall, on the same day a Notice of Borrowing is received from the Company or any Eligible Subsidiary, notify each Bank of the amount of its Applicable Percentage of such Borrowing, the Borrowing Date, the Type of Borrowing, the Applicable Rate and, if applicable, the Interest Period, Eligible Subsidiary and Alternative Currency. On the Borrowing Date specified in such Notice of Borrowing, each Bank shall make the amount of its Applicable Percentage of the Borrowing available to the Agent at the Agent's Domestic Office, no later than 12:00 noon, Chicago time, in immediately available funds. On such date the Agent shall credit the amounts so received, in immediately available funds, to the regular deposit account maintained by the Company or applicable Eligible Subsidiary with it, or shall transfer such amount to another account designated by the Company in writing and acceptable to the Agent. Each Borrowing of Fixed Rate Loans made by the Company or applicable Eligible Subsidiary under this Section 2.01 shall be in an aggregate principal amount of not less than $1,000,000 and in an integral multiple of $500,000. There is no minimum amount for Alternate Base Rate Loans. Until the Expiration Date, the Company may borrow, pay, reborrow and repay hereunder in accordance with Section 2.01(a) and the Company and the Eligible Subsidiaries may borrow, pay, reborrow and repay hereunder in accordance with Section 2.01(b).

              (d) The Agent shall be entitled to assume, unless it shall have received notice from any Bank to the contrary, that each Bank will make the amount of its Applicable Percentage of each Borrowing available to the Agent on the date required, and the Agent may (but shall not be obligated to) make a corresponding amount available to the Company or Eligible Subsidiary, as the case may be. If such amount is not in fact made available to the Agent by any Bank and the Agent has made a corresponding amount available to the Company or Eligible Subsidiary, as the case may be, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Company or applicable Eligible Subsidiary and the Company or such Eligible Subsidiary shall pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Bank or the Company or such Eligible Subsidiary, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Company or Eligible Subsidiary to the date such corresponding amount is recovered by the Agent, at a rate per annum equal, in the case of a recovery from the Company or Eligible Subsidiary, to the rate payable on such amount pursuant to this Agreement or, in the case of a recovery from such Bank, at the "Federal Funds Effective Rate" (as defined in the definition of Alternate Base Rate).

              (e) Any Borrowing pursuant to Section 2.01(b) which is made in an Alternative Currency shall be advanced in such Alternative Currency and shall be repaid or prepaid in such Alternative Currency in the amount borrowed. Interest payable on any Loan denominated in an Alternative Currency shall be paid in such Alternative Currency. Each Borrowing denominated in an Alternative Currency shall be deemed a utilization of the Commitments in an amount equal to the Dollar Amount thereof.

              (f) Notwithstanding the satisfaction of all conditions referred to in Section 2.01(b) with respect to any Eurocurrency Borrowing, if there shall occur on or prior to the date of such Borrowing any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls or in the general availability in the London interbank market of deposits in the Alternative Currency, and for the requested Interest Period, which change would, in the opinion of the Agent, make it impracticable for the Eurocurrency Loans comprising such Borrowing to be denominated in the requested Alternative Currency, then the Agent shall promptly give notice thereof to the Company, the applicable Eligible Subsidiary and the Banks and such Loans shall not be denominated in such Alternative Currency but shall be made on the date of such Borrowing in Dollars as Alternate Base Rate Loans, unless the applicable Eligible Subsidiary notifies the Agent at least two Business Days prior to the proposed Borrowing Date that it elects not to borrow.
              (g) The Company may upon three (3) days' written notice to the Agent, increase or decrease the respective amounts of the Aggregate Revolving Commitment and the Aggregate Eurocurrency Commitment, provided that the total amount thereof shall at no time exceed the Aggregate Commitment and further provided, that at no time may the Aggregate Revolving Commitment be reduced below the then outstanding principal amount of the Revolving Loans and the Aggregate Eurocurrency Commitment shall at no time be reduced below the aggregate outstanding principal Dollar Amount of Eurocurrency Loans.

             SECTION 2.02.  (Intentionally omitted).

             SECTION 2.03.  Revolving Loan and Eurocurrency Notes.

             (a) Revolving Loan Notes. The Revolving Loans of each Bank to the Company shall be evidenced by a Revolving Loan Note ("Revolving Loan Note") substantially in the form attached hereto as Exhibit A, appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of each Bank, or by any Revolving Loan Note or Revolving Loan Notes subsequently issued by the Company in substitution therefor and replacement thereof. The date, amount, Applicable Rate, and Interest Period of each Revolving Loan of such Bank to the Company (including each Revolving Loan made to refinance an existing Revolving Loan pursuant to Section 2.08 hereof ), and the date and amount of each payment and prepayment of principal of any Revolving Loan to such Bank by the Company, shall be recorded in such Bank's internal records and, prior to any transfer of such Revolving Loan Note, on a grid schedule which shall be annexed thereto, and the Company authorizes each Bank to make such recordation; provided, however, that the failure of any Bank to set forth such Revolving Loans, principal payments or other information on such schedule shall not in any manner affect the obligation of the Company to repay the Revolving Loans made by such Bank to the Company in accordance with the terms of this Agreement and the applicable Revolving Loan Note. Each Bank's Revolving Loan Note and other records maintained by such Bank shall be prima facie evidence of the Revolving Loans made by such Bank to the Company. The principal of each Revolving Loan as evidenced by a Revolving Loan Note shall be payable (subject to Section 2.08 hereof) on the earlier of (i) the last day of the Interest Period of such Revolving Loan, or (ii) the date on which such Revolving Loan is prepaid pursuant to Section 2.11 hereof, or
        (iii) the Expiration Date. All accrued and unpaid interest on any Revolving Loan shall, subject to the provisions hereof, be payable simultaneously with the payment of the principal of such Revolving Loan; provided that, if any such day is not a Business Day, such principal and interest shall be payable on the next succeeding Business Day (unless, in the case of a LIBOR Loan, the same would fall in a succeeding month, or, in the case of any Revolving Loan, the same would fall after the Expiration Date, in which case such principal and interest shall be payable on the immediately preceding Business Day).

        (b) Eurocurrency Notes. The Eurocurrency Loans of each Bank to the Company and each Eligible Subsidiary shall be evidenced by a Eurocurrency Note ("Eurocurrency Note") substantially in the form attached hereto as Exhibit B, appropriately completed, duly executed and delivered on behalf of the Company and each Eligible Subsidiary and payable to the order of each Bank or any Eurocurrency Note or Eurocurrency Notes subsequently issued by the Company or such Eligible Subsidiary in substitution therefor and replacement thereof. The date, amount, applicable Alternative Currency, Applicable Rate, and Interest Period of each Eurocurrency Loan of such Bank to the Company or such Eligible Subsidiary (including each Eurocurrency Loan made to refinance an existing Eurocurrency Loan pursuant to Section 2.08 hereof ), and the date and amount of each payment and prepayment of principal of any Eurocurrency Loan to such Bank by the Company or such Eligible Subsidiary, shall be recorded in such Bank's internal records and, prior to any transfer of such Eurocurrency Note, on a grid schedule which shall be annexed thereto, and the Company and each Eligible Subsidiary authorizes each Bank to make such recordation; provided, however, that the failure of any Bank to set forth such Eurocurrency Loans, principal payments or other information on such schedule shall not in any manner affect the obligation of the Company and each Eligible Subsidiary to repay the Eurocurrency Loans made by such Bank to the Company or such Eligible Subsidiary in accordance with the terms of this Agreement and the applicable Eurocurrency Note. Each Bank's Eurocurrency Note and other records maintained by such Bank shall be prima facie evidence of the Eurocurrency Loans made by such Bank to the Company or such Eligible Subsidiary. The principal of each Eurocurrency Loan as evidenced by a Eurocurrency Note shall be payable (subject to Section 2.09 hereof) on the earlier of (i) the last day of the Interest Period of such Eurocurrency Loan, or (ii) the date on which such Eurocurrency Loan is prepaid pursuant to Section 2.11 hereof, or (iii) the Expiration Date.
   All accrued and unpaid interest on any Eurocurrency Loan shall, subject to the provisions hereof, be payable simultaneously with the payment of the principal of such Eurocurrency Loan; provided that, if any such day is not a Business Day, such principal and interest shall be payable on the next succeeding Business Day unless the same would fall in a succeeding month or the same would fall after the Expiration Date, in which case such principal and interest shall be payable on the immediately preceding Business Day.


             SECTION 2.04.  Absolute Rate Loans.

             In addition to Revolving Loans pursuant to Section 2.01, but subject to the terms and conditions set forth in this Agreement (including, without limitation, the limitation set forth in Sections 2.01(a) and 2.01(b) as to the maximum aggregate principal amount of all outstanding Loans hereunder), the Company may, as set forth in this
   Section 2.04, request any one or more of the Banks, prior to the Expiration Date, to make offers to make Absolute Rate Loans to the Company. Each Bank may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.04. Absolute Rate Loans shall be evidenced by the Competitive Bid Notes. Each Absolute Rate Loan shall be repaid in full by the Company on the last day of the Interest Period applicable thereto.

             (a) Competitive Bid Quote Request. When the Company wishes to request offers to make Absolute Rate Loans under Section 2.04, the Company shall transmit to any Bank selected by the Company by telephone, telex or telecopy a Competitive Bid Quote Request, specifying:

                  (i)  the aggregate principal amount of such Absolute Rate
             Loan;

                  (ii) the Interest Period applicable thereto (which must end on or prior to the Expiration Date); and

                  (iii) the proposed Borrowing Date, if other than the day of the Competitive Bid Quote Request.

   After giving effect to such Absolute Rate Loan, the then aggregate outstanding principal amount of all Loans shall not exceed the Aggregate Commitment then in effect and the aggregate outstanding principal amount of all Revolving Loans and Absolute Rate Loans shall not exceed the Aggregate Revolving Commitment.


              (b) Submission and Contents of Competitive Bid Quotes.

                  (i) Each Bank may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Absolute Rate Loans in response to any Competitive Bid Quote Request. Each Competitive Bid Quote must comply with the requirements of this Section 2.04(b) and must be submitted to the Company by telephone, telex or telecopy at its offices specified in or pursuant to Article X. Subject to Articles IV and VII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Company.

                  (ii) Each Competitive Bid Quote shall in any case specify:

                        (A) the proposed Borrowing Date, which shall be the
                  same as that set forth in the applicable Competitive Bid Quote Request;

                       (B) the principal amount of the Absolute Rate Loan for which each such offer is being made, (1) the principal amount of which may be greater than, less than or equal to the Commitment of the quoting Bank, but in no case greater than the Aggregate Revolving Commitment and (2) which principal amount may not exceed the principal amount of Absolute Rate Loans for which offers were requested;

                       (C) the minimum amount of the Absolute Rate Loan which may be accepted by the Company;
                       (D) the Absolute Rate offered for each such Absolute Rate Loan;

                       (E)  the applicable Interest Period;

                       (F)  the identity of the quoting Bank;

                       (G) the time by which the Company must notify the quoting Bank of its acceptance or rejection of such Competitive Bid Quote; and

                       (H) whether the terms of an accepted offer must be confirmed by the Company in writing.

              (c) Acceptance and Notice by the Company. Not later than the time specified for such notice in the Competitive Bid Quote, the Company shall notify the participating Bank or Banks by telephone, telex or telecopy of the Company's acceptance or rejection of the offers so notified to it pursuant to Section 2.04.(b); provided, however, that the failure of the Company to give such notice to such Bank or Banks shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company may accept or reject any Competitive Bid Quote in whole or in part; provided that the aggregate principal amount of each Absolute Rate Loan may not exceed the applicable amount set forth in the related Competitive Bid Quote Request. The Company shall confirm the terms of an accepted offer to make an Absolute Rate Loan in writing to the quoting Bank if required by the terms of the Competitive Bid Quote.

             (d) Allocation by the Company. If offers are made by two or more Banks with the same Absolute Rates for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period, the principal amount of Absolute Rate Loans in respect of which such offers are accepted shall be allocated by the Company among such Banks in its sole discretion; provided, however, that no Bank shall be allocated a portion of any Absolute Rate Loan which is less than the minimum amount which such Bank has indicated that it is willing to accept. Allocations by the Company of the amounts of Absolute Rate Loans shall be conclusive in the absence of manifest error.

              (e) Notice to Agent. Each Bank making an Absolute Rate Loan shall promptly, and not later than the close of business on the Borrowing Date, notify the Agent of the amount and Interest Period of each Absolute Rate Loan. If a Bank fails to so notify the Agent, such Absolute Rate Loan shall not constitute an Absolute Rate Loan under this Agreement.

             SECTION 2.05. Continuation of Loans under the Current Agreement. The Company and the Banks acknowledge and agree that each Loan (as defined in the Current Agreement) outstanding under the Current Agreement as of the Effective Date shall remain outstanding past the Effective Date and shall be treated as an Absolute Rate Loan made pursuant to Section 2.04 of this Agreement. Each such Absolute Rate Loan shall continue at its existing principal amount and interest rate until the expiration of its interest period under the Current Agreement.

             SECTION 2.06.  Interest on Loans.

              (a) Each Alternate Base Rate Loan, and the principal balance of each of the Company's and the Eligible Subsidiaries' other obligations to the Banks arising under this Agreement (other than Adjusted CD Rate Loans, Eurocurrency Loans, LIBOR Loans and Absolute Rate Loans) shall bear interest until maturity (by acceleration or otherwise) on its principal amount outstanding from time to time at a rate per annum (computed on the basis of the actual number of days elapsed and a year of 360 days, except in the case of Alternate Base Rate Loans based on the Corporate Base Rate, which Alternate Base Rate Loans shall be computed on the basis of the actual number of days elapsed and a year of 365/366 days) equal to the Alternate Base Rate in effect from time to time. Interest shall be payable on each Alternate Base Rate Loan on the earliest of (i) each Interest Payment Date applicable to such Loan, (ii) the date upon which such Alternate Base Rate Loan is converted to a Fixed Rate Loan pursuant to the terms hereof, (iii) any date on which such Loan is prepaid, or (iv) the Expiration Date.

              (b) The Adjusted CD Rate Margin, Eurocurrency Margin and LIBOR Margin (each herein a "Margin") shall be subject to adjustment (upwards or downwards, as appropriate) based on the applicable ratio of the Company's Consolidated Funded Debt to EBITDA ("Debt/EBITDA Ratio") as at the end of any fiscal quarter, as set forth in the chart below. The Debt/EBITDA Ratio shall be calculated on a four quarter rolling average basis from financial statements delivered by the Company pursuant to Section 5.01. The adjustment, if any, to the applicable Margins shall be effective on the fifth Business Day after the delivery of such financial statements. If the Company shall at any time fail to timely furnish to the Banks the financial statements required to be delivered pursuant to Section 5.01, the maximum applicable Margin shall apply until delivery of the financial statements. Notwithstanding the foregoing, if at the end of any fiscal quarter, the ratio of Net Income Available for Fixed Charges to Fixed Charges is less than 1.5 to 1.0, the maximum Margins shall apply until the financial statements delivered at the end of any fiscal quarter evidence a ratio equal to or greater than 1.5 to 1.0.




         Ratio of          LIBOR       Eurocurrency     Adjusted
       Consolidated        Margin         Margin        CD Rate
      Funded Debt to                                     Margin
          EBITDA

     Less than 2.5         45 b.p.        45 b.p.       57.5 b.p.
     Less than 3.0 but
       equal to or         75 b.p.        75 b.p.       87.5 b.p.
     greater than 2.5     100 b.p.       100 b.p.      112.5 b.p.
     Greater than or
       equal to 3.0

              (c) Each Adjusted CD Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed and a year of 360 days) until maturity (by acceleration or otherwise) at the Adjusted CD Rate for the Interest Period in effect for such Loan. Interest shall be payable on each Adjusted CD Rate Loan on the earlier of (i) each Interest Payment Date applicable to such Loan, (ii) any date on which such Loan is prepaid, or (iii) the Expiration Date. The Agent shall determine the Adjusted CD Rate for each Interest Period at 10:00 a.m., Chicago time, on the first day of such Interest Period, or as soon as practicable thereafter, and shall notify (by telephone, confirmed promptly thereafter in writing) the Company and the Banks of the Adjusted CD Rate so determined on the date of such determination. Such determination shall be conclusive absent manifest error.

             (d) Each LIBOR Loan shall bear interest (computed on the basis of the actual number of days elapsed and a year of 360 days) until maturity (by acceleration or otherwise) at LIBOR for the Interest Period in effect for such Loan. Interest shall be payable on each LIBOR Loan on the earlier of (i) each Interest Payment Date applicable to such Loan, (ii) any date on which such Loan is prepaid, or (iii) the Expiration Date. The Agent shall determine LIBOR for each Interest Period at 10:00 am., Chicago time, two (2) Business Days prior to the commencement of such Interest Period, or as soon as practicable thereafter, and shall notify (by telephone, confirmed promptly thereafter in writing) the Company and the Banks of LIBOR so determined on the date of such determination. Such determination shall be conclusive absent manifest error.

              (e) Each Eurocurrency Loan shall bear interest (computed on the basis of the actual number of days elapsed and a year of 360 days) until maturity (by acceleration or otherwise) at the Eurocurrency Rate for the Interest Period in effect for such Loan. Interest shall be payable on each Eurocurrency Loan on the earlier of (i) each Interest Payment Date applicable to such Loan, (ii) any date on which such Loan is prepaid and (iii) the Expiration Date. The Agent shall determine the Eurocurrency Rate for each Interest Period at 10 a.m. Chicago time, two (2) Business Days prior to the commencement of such Interest Period, or as soon as practicable thereafter, and shall notify (by telephone, confirmed promptly thereafter in writing) the Company, the applicable Eligible Subsidiary and the Banks of the Eurocurrency Rate so determined on the date of such determination. Such determination shall be conclusive absent manifest error.

             SECTION 2.07.  Default Interest; Alternate Rate of Interest.

             (a) If the Company or any Eligible Subsidiary shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, the Company or such Eligible Subsidiary shall, to the extent permitted by law, pay interest on such defaulted amount (after as well as before judgment) on demand, from the date such defaulted amount was due until the date of actual payment at a rate per annum equal to the Alternate Base Rate plus two percent (2%) per annum.

              (b) In the event, and on each occasion, that on or before the day two (2) Business Days prior to the commencement of any Interest Period for a LIBOR Loan or Eurocurrency Loan, any Bank shall have determined (which determination shall be conclusive, absent manifest error, and binding upon the Company and the Eligible Subsidiaries) that Dollar deposits or deposits in the applicable Alternative Currency in the amount of the principal amount of such LIBOR Loan or Eurocurrency Loan are not generally available in the London interbank market, or the Majority Banks shall have determined (which determination shall be conclusive, absent manifest error, and binding upon the Company and the Eligible Subsidiaries) that the rate at which such Dollar or Alternative Currency deposits are being offered will not adequately and fairly reflect the cost to the Banks of making or maintaining the principal amount of such LIBOR Loan or Eurocurrency Loan during such Interest Period, or that means do not exist for ascertaining LIBOR or the applicable Eurocurrency Rate, the Agent shall, as soon as practicable thereafter, give written or telex notice, or telephonic notice confirmed promptly in writing, of such determination to the Company and, if applicable, the Eligible Subsidiary, and the Banks, and the applicable request by the Company or Eligible Subsidiary, as the case may be, for the making of a LIBOR Loan or Eurocurrency Loan shall, unless the Company or the applicable Eligible Subsidiary shall have given the Agent prior irrevocable written or telex notice that such request has been withdrawn, which notice has been received by the Agent not later than 10:00 a.m., Chicago time on the Borrowing Date for such requested Borrowing, be deemed to be a request for an Alternate Base Rate Loan (in Dollars) in the case of the Company and, in the case of an Eligible Subsidiary, such request shall be deemed to have been withdrawn. After such notice from the Agent shall have been given and until the circumstances giving rise to such notice no longer exist, the rights of the Company or the Eligible Subsidiary to select LIBOR Loans or Eurocurrency Loans in the affected Alternative Currency shall be suspended.

             (c) In the event, and on each occasion, that on or before the day on which the Adjusted CD Rate for an Adjusted CD Rate Loan is to be determined, the Majority Banks shall have determined (which determination shall be conclusive, absent manifest error, and binding upon the Company) that the Adjusted CD Rate for such Loan cannot be ascertained for any reason (including, without limitation, the inability of the Agent to obtain sufficient bids in accordance with the terms of the definition of the Adjusted CD Rate) or that the Adjusted CD Rate for such Adjusted CD Rate Loan will not adequately and fairly reflect the cost to the Banks of making or maintaining the principal amount of such Loan during the applicable Interest Period, the Agent shall, as soon as practicable thereafter, give written or telex notice, or telephonic notice confirmed promptly in writing, of such determination to the Company and the Banks, and the applicable request by the Company for the making of an Adjusted CD Rate Loan shall, unless the Company shall have given the Agent prior irrevocable written or telex notice that such request has been withdrawn, which notice has been received by the Agent not later than 10:00 am., Chicago time on the Borrowing Date for such requested Borrowing, be deemed to be a request for an Alternate Base Rate Loan. After such notice from the Agent shall have been given and until the circumstances giving rise to such notice no longer exist, the right of the Company to select Adjusted CD Rate Loans shall be suspended.

             SECTION 2.08. Refinancing of Revolving Loans. The Company shall have the right prior to the Expiration Date, subject to the provisions of Sections 2.07 and 4.01 hereof and this Section 2.08, (i) on at least three (3) Business Days' prior irrevocable written or telex notice (or telephonic notice confirmed promptly thereafter in writing) to the Agent, to refinance any Borrowing (or portion thereof) of Revolving Loans with a successive Borrowing of LIBOR Loans, (ii) on at least two (2) Business Days' prior irrevocable written or telex notice (or telephonic notice confirmed promptly thereafter in writing) to the Agent, to refinance any Borrowing (or portion thereof) of Revolving Loans with a successive Borrowing of Adjusted CD Rate Loans or (iii) on prior irrevocable written or telex notice (or telephonic notice confirmed promptly thereafter in writing) to the Agent, to refinance any Borrowing (or portion thereof) of Revolving Loans with a successive Borrowing of Alternate Base Rate Loans which notice may be given on the date of such Borrowing; provided, however, that the Company shall use its best efforts to give at least one (l) Business Day's prior irrevocable written or telex notice to the Agent of any such Borrowing of Alternate Base Rate Loans (each of the above-described notices and the similar notices described in Section 2.09 being a "Notice of Refinancing"), in each case subject to the following further conditions:

             (a) (1) each refinancing of a Borrowing of Revolving Loans (or portion thereof) shall be made pro rata among the Banks in accordance with their Applicable Percentages, (2) the aggregate outstanding principal amount of all such refinanced Borrowings (or portion thereof) shall be equal to $1,000,000 or a larger integral multiple of $500,000 (except there is no minimum amount for Alternate Base Rate Loans), and (3) the notice given to the Agent by the Company in connection with the refinancing of any Borrowing shall specify the amount of such Borrowing to be refinanced;

             (b) A Borrowing (or portion thereof) of Fixed Rate Loans may be refinanced only on the last day of the applicable Interest Period;
             (c) Each Notice of Refinancing requesting a Borrowing of LIBOR Loans or Adjusted CD Rate Loans which shall fail to state an applicable Interest Period shall be deemed to be a request for an Interest Period of a one (1) month or thirty (30) day duration, respectively;

             (d) Each refinancing shall be effected by each Bank applying the proceeds of its Loans made pursuant to the new Borrowing to its Loans made pursuant to the Borrowing (or portion thereof) being refinanced; accrued interest on each Loan made pursuant to the Borrowing (or portion thereof) being refinanced shall be paid by the Company at the time of refinancing;

             (e) The Interest Period with respect to any new Loans made as part of a refinancing of a Borrowing (or portion thereof) shall commence on the date of refinancing;

             (f) No Borrowing (or portion thereof) of Revolving Loans shall be refinanced to the extent that the aggregate amount of the Revolving Loans outstanding after such refinancing would exceed the limitations set forth in Section 2.01 hereof; and

             (g) If the Company fails to deliver a Notice of Refinancing with respect to a Loan (other than a Eurocurrency Loan) within the applicable time limits, such Loan shall, provided the conditions set forth in Section 4.01 (other than delivery of a Notice of Refinancing) have been met, be automatically refinanced as an Alternate Base Rate Loan.

             Each Notice of Refinancing, to be effective, must be received by the Agent no later than 10:00 a.m., Chicago time, on the last Business Day on which notice can be given of such refinancing under the first sentence of this Section 2.08. The Agent shall communicate the information contained in each Notice of Refinancing of Revolving Loans delivered by the Company pursuant to this Section 2.08 to the other Banks promptly after its receipt of the same. The Type of Borrowing to be made in connection with any refinancing of a Borrowing (or portion thereof), and the Interest Period applicable to any new Borrowing of Fixed Rate Loans made in connection with a refinancing of a Borrowing (or portion thereof) shall be specified by the Company in the Notice of Refinancing delivered pursuant to this Section; provided, however, that if no Type of Borrowing is specified in the Notice of Refinancing, the new Borrowing shall be of Alternate Base Rate Loans.

             SECTION 2.09. Refinancing of Eurocurrency Loans. The Company or the applicable Eligible Subsidiary shall have the right prior to the Expiration Date, subject to the provisions of Sections 2.07 and 4.01 hereof and this Section 2.09, (i) on at least four (4) Business Days' prior irrevocable written or telex notice (or telephonic notice confirmed promptly thereafter in writing) to the Agent, to refinance any Borrowing (or portion thereof) of Eurocurrency Loans with a successive Borrowing of Eurocurrency Loans, subject to the following further conditions:

             (a) (i) each refinancing of a Borrowing of Eurocurrency Loans (or portion thereof) shall be made by the Company or the same Eligible Subsidiary pro rata among the Banks in accordance with their Applicable Percentages, (ii) the aggregate outstanding principal amount of all such refinanced Borrowings (or portion thereof) shall be equal to $1,000,000 or a larger integral multiple of $500,000, and
        (iii) the notice given to the Agent by the Company or the applicable Eligible Subsidiary in connection with the refinancing of any Borrowing shall specify the amount of such Borrowing to be refinanced;

             (b) A Borrowing (or portion thereof) of Eurocurrency Loans may be refinanced only on the last day of the applicable Interest Period;

             (c) Each Notice of Refinancing requesting a Borrowing of Eurocurrency Loans which shall fail to state an applicable Interest Period shall be deemed to be a request for an Interest Period of a one (1) month;

             (d) Each refinancing shall be effected by each Bank applying the proceeds of its Loans made pursuant to the new Borrowing to its Loans made pursuant to the Borrowing (or portion thereof) being refinanced; accrued interest on each Loan made pursuant to the Borrowing (or portion thereof) being refinanced shall be paid by the Company or the applicable Eligible Subsidiary at the time of refinancing;

             (e) The Interest Period with respect to any new Loans made as part of a refinancing of a Borrowing (or portion thereof) shall commence on the date of refinancing; and

             (f) No Borrowing (or portion thereof) of Eurocurrency Loans shall be refinanced to the extent the aggregate Dollar Amount of the Eurocurrency Loans outstanding after such refinancing would exceed the limitations set forth in Section 2.01 hereof.

             Each Notice of Refinancing, to be effective, must be received by the Agent no later than 10:00 a.m., Chicago time, on the last Business Day on which notice can be given of such refinancing under the first sentence of this Section 2.09. The Agent shall communicate the information contained in each Notice of Refinancing of Eurocurrency Loans delivered by the Company or an Eligible Subsidiary pursuant to this Section 2.09 to the other Banks promptly after its receipt of the same.

             SECTION 2.10. (Intentionally omitted)

             SECTION 2.11. Voluntary and Mandatory Prepayment of Loans; Indemnification.

             (a) The Company and each Eligible Subsidiary shall have the right (i) at any time and from time to time to prepay on any Business Day any Borrowing of Alternate Base Rate Loans, in whole or in part, without premium or penalty, and (ii) at any time and from time to time to prepay any Borrowing consisting of Fixed Rate Loans (except Absolute Rate Loans), in whole or in part, without premium or penalty, except as set forth in Section 2.11(d) hereof, in each case upon at least five (5) Business Days' prior written or telex notice, or telephonic notice confirmed promptly thereafter in writing, to the Agent; provided, however, that any partial prepayment shall be in the minimum principal amount of $1,000,000 and in an integral multiple of $500,000. Absolute Rate Loans may only be prepaid upon payment of any amount due pursuant to Section 2.11(d) and with the consent of the applicable Bank. Each notice of prepayment of a Borrowing (or portion thereof) shall specify the prepayment date and the aggregate principal amount of Loans to be prepaid, shall be irrevocable and shall commit the Company or the applicable Eligible Subsidiary to prepay such Loans on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. The Agent shall, promptly after receiving notice from the Company or an Eligible Subsidiary hereunder, notify each Bank of the prepayment date and the Loans made by such Bank which are to be prepaid in whole or in part.

             (b) On each Borrowing Date and date of a Refinancing of Loans on which the aggregate amount of the Revolving Loans outstanding exceeds the Aggregate Revolving Commitment then in effect, the Company shall be required to prepay to the Agent, for distribution to the Banks, the amount of such excess, together with accrued interest on the principal amount being prepaid to the date of prepayment and any indemnification in accordance with Section 2.11(d) hereof. Mandatory prepayments required by this subsection (b) shall be applied first to Borrowings of Alternate Base Rate Loans, if applicable, and then to Borrowings of Fixed Rate Loans.

             (c) On each Borrowing Date, on the date of a Refinancing of Loans and on the last Business Day of each March, June, September and December on which the aggregate Dollar Amount of the Eurocurrency Loans outstanding exceeds the Aggregate Eurocurrency Commitment then in effect, the Company or the Eligible Subsidiaries shall be required to prepay to the Agent, for distribution to the Banks, the amount of such excess, together with accrued interest on the principal amount being prepaid to the date of prepayment and any indemnification in accordance with Section 2.11(d) hereof. Unless otherwise directed in writing by the Company or the applicable Eligible Subsidiary (each only with respect to its own payments), mandatory prepayments required by this Section 2.11(c) shall be applied to the oldest then outstanding Eurocurrency Loans to the Company or such Eligible Subsidiary.

             (d) The Company and the Eligible Subsidiaries shall indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of any failure by the Company or an Eligible Subsidiary to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article IV, any failure by the Company or an Eligible Subsidiary to borrow hereunder or to refinance, convert or renew any Loan hereunder after irrevocable notice of borrowing pursuant to Section 2.01 or irrevocable notice of refinancing pursuant to Section 2.08 or 2.09 has been given, any payment, prepayment or conversion of a Fixed Rate Loan by the Company or an Eligible Subsidiary required or permitted by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period, any default in payment or prepayment of the principal amount of any Loan by the Company or an Eligible Subsidiary or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise), or the occurrence of any Event of Default, including, but not limited to, any loss or expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Fixed Rate Loan. Such loss or expense shall include, without limitation, an amount equal to the excess, if any, as determined by each Bank of (i) its cost of obtaining the funds for the Loan being paid, prepaid or converted or not borrowed, refinanced, converted or renewed (based on the Adjusted CD Rate, Eurocurrency Rate or LIBOR applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow, refinance, convert or renew to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, refinance, convert or renew, the Interest Period for such Loan which would have commenced on the date of such failure to borrow, refinance, convert or renew) over (ii) the amount of interest (as determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid or converted or not borrowed, refinanced, converted or renewed by making a Loan of the same type in such principal amount and with a maturity comparable to such period. Each Bank shall deliver a certificate to the Company or the applicable Eligible Subsidiary after any such loss or expense is sustained or incurred setting forth the amount necessary to indemnify such Bank therefor, and setting forth in reasonable detail the basis for, and calculations of, such amount, which certificate shall be prima facie evidence of the facts set forth in such certificate, and the Company or the applicable Eligible Subsidiary shall pay to such Bank, within ten (10) days after delivery of such certificate, the amount shown as due in such certificate.

             (e) If, as of the last Business Day of any fiscal quarter, the sum of (i) the aggregate outstanding principal amount of Revolving Loans made pursuant to Section 2.01(a) and (ii) the Letter of Credit Obligations exceeds the Aggregate Revolving Commitment, then the Company shall make a mandatory prepayment of the Revolving Loans in an amount sufficient to eliminate such excess.

             SECTION 2.12. Pro Rata Treatment; Funds; Manner of Payment and Prepayment; Net Payments.

             (a) Each Borrowing under Section 2.01, each refinancing of a Borrowing of a Revolving Loan (or portion thereof) or of a Eurocurrency Loan (or portion thereof) under Sections 2.08 and 2.09, each payment or prepayment of principal of and interest on the Notes and each payment of the fees specified in Section 2.15 hereof, shall be made or applied among the Banks pro rata in accordance with each Bank's Applicable Percentage (except as otherwise provided in Section 2.13). Each Bank agrees to share with the other Banks any payment (including, without limitation, pursuant to Section 10.02 hereof) or prepayment of its Notes hereunder so as to ensure such pro rata treatment. Unless otherwise specified herein, each Loan, each payment or prepayment of principal of and interest on the Notes and each payment of the Commitment Fee and any other fees set forth in
        Section 2.15 shall be made by the Company (or applicable Eligible Subsidiary) in immediately available funds to the Agent not later than 12:00 noon, Chicago time, on the date on which such amount is due and payable. Each payment or prepayment of principal, interest or any other amount due with respect to an Absolute Rate Loan shall be made by the Company in immediately available funds to the applicable Bank (or, if a Default or Event of Default shall have occurred and be continuing, to the Agent for the account of the applicable Bank) on the date on which such amount is due and payable.

             (b) All sums payable by the Company and the Eligible Subsidiaries whether in respect of principal, interest, fees or otherwise shall be paid without deduction for any present and future taxes, levies, imposts, deductions, charges or withholdings imposed on the Banks or any Eurodollar Office other than in respect of taxes on the overall net income of such Bank or Eurodollar Office imposed by the jurisdiction under the laws of which such Bank or Eurodollar Office is organized or located (collectively, "Taxes"), which amounts shall be paid by the Company and the Eligible Subsidiaries as provided in subsection (c) below. The Company and the Eligible Subsidiaries will pay each Bank the amounts necessary such that the net amount of the principal, interest, fees or other sums received and retained by each Bank is not less than the amount payable under this Agreement.

             (c) If: (a) the Company or an Eligible Subsidiary or any other Person is required by law to make any deduction or withholding on account of any such tax or other amount from any sum paid or expressed to be payable by the Company or an Eligible Subsidiary to any Bank under this Agreement; or (b) any party to this Agreement (or any Person on its behalf) other than the Company or an Eligible Subsidiary is required by law to make any deduction or withholding from, or (other than on account of tax on the overall net income of that party) any payment on or calculated by reference to the amount of, any such sum received or receivable by any Bank under this
        Agreement:

                   (i) the Company or such Eligible Subsidiary shall notify
             the Agent, of any such requirement or any change in any such requirement as soon as the Company or such Eligible Subsidiary becomes aware of it;

                  (ii) the Company or such Eligible Subsidiary shall pay any such tax or other amount before the date on which penalties attached thereto become due and payable, such payment to be made (if the liability to pay is imposed on the Company or such Eligible Subsidiary) for its own account or (if that liability is imposed on any party to this Agreement) on behalf of and in the name of that party;

                  (iii) the sum payable by the Company or such Eligible Subsidiary in respect of which the relevant deduction, withholding or payment is required shall (except, in the case of any such payment, to the extent that the amount thereof is not ascertainable when that sum is paid) be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, that party receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a sum equal to that which it would have received and so retained had no such deduction, withholding or payment been required or made; and

                  (iv) within thirty (30) days after payment of any sum from which the Company or such Eligible Subsidiary is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any tax or other amount which it is required by paragraph (ii) to pay, it shall deliver to the Agent all such certified documents and other evidence as to the making of such deduction, withholding or payment as (a) are satisfactory to other affected parties as proof of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority and (b) are required by any such party to enable it to claim a tax credit with respect to such deduction, withholding or payment.

             (d) A certificate as to any additional amounts payable to any Bank under this Section 2.12 shall set forth in reasonable detail the basis for, and calculations of, such additional amounts and be submitted to the Company and any applicable Eligible Subsidiaries (with a copy to the Agent) by the applicable Bank promptly upon its learning thereof and shall be prima facie evidence of the facts set forth in such certificate.

             (e) All payments provided for in this Section 2.12 shall be made under all circumstances, irrespective of any bilateral or multilateral payment or clearing agreement that may be in force and of any restrictions then existing in any jurisdiction and without regard to the nationality, residence or domicile of any Bank and without requiring any affidavit or the fulfillment of any other formality. The obligations of the Company and the Eligible Subsidiaries under this Section 2.12 shall survive the termination of this Agreement.

             (f) In the event that material new Taxes become applicable to payments to any Bank after the date hereof, such Bank shall cooperate with the Company and the Eligible Subsidiaries to minimize such Taxes, provided, however, that nothing in this Section 2.12(f) shall obligate any Bank to take any action which such Bank, in its sole discretion, determines to be prejudicial to its rights and interests hereunder.

             SECTION 2.13.  Other Events.

             (a) In the event that any introduction of or change in any applicable law, rule, regulation, condition, directive, administration or interpretation thereof, including any request, guideline or policy (whether or not having the force of law and including, without limitation, Regulation D promulgated by the Board) as now and from time to time hereafter in effect, (but without duplicating the effect of any such change already specifically included in the calculation of the interest rates applicable to the Loans), by any authority charged with the administration or interpretation thereof:

                       (i) subjects any Bank to any tax, duty or other charge or assessment with respect to its Loans or Notes, or its Letters of Credit or any portion thereof (other than any tax on the overall net income of such Bank imposed by the United States of America or by any other jurisdiction in which such Bank is qualified to do business or is doing business or any political subdivision or taxing authority therein); or

                  (ii) changes the basis of taxation of payments to any Bank of principal of or interest on its Revolving Loans, its Eurocurrency Loans or its Absolute Rate Loans, or any commitment hereunder, or any portion thereof, or in respect of any other amounts due under this Agreement (other than any tax measured by or based upon the overall net income of such Bank imposed by the United States of America or by any other jurisdiction in which such Bank is qualified to do business or is doing business or any political subdivision or taxing authority therein); or

                  (iii) imposes, modifies or deems applicable any reserve or deposit requirements against any assets held by, deposits with or for the account of, or loans or commitments by, an office of any Bank in connection with obligations of any Bank hereunder; or

                   (iv) imposes upon any Bank or any interbank market any other condition with respect to any amount paid or payable to or by any Bank pursuant to this Agreement; and the result of any of the foregoing is to increase the cost to any Bank, in its reasonable determination and in accordance with its customary lending practices with respect to loan arrangements of a similar type as that contemplated by this Agreement (as such practices are modified from time to time by such Bank, in its sole discretion), of maintaining its Loan or Loans or its Letters of Credit or maintaining its commitments with respect thereto or to reduce the amount of any payment receivable by any Bank with respect thereto or to require any Bank to make any payment on or calculated by reference to the gross amount of any sum received by it with respect thereto, in each case by an amount which such Bank in its reasonable judgment deems material, then:

                       (A) such Bank shall promptly notify the Company and any affected Eligible Subsidiary and the Agent in writing of the happening of such event;

                       (B) such Bank shall promptly deliver to the Company and any affected Eligible Subsidiary a certificate stating the amount of such increased cost (without duplication), reduction or payment; and

                       (C) the Company or the affected Eligible Subsidiary shall pay to such Bank, within ten (10) days after delivery of the certificate referred to in clause (B) above, such an amount or amounts as will compensate such Bank for such additional cost, reduction or payment; provided, however, that the Company shall not be required to pay any additional amounts pursuant to this Section 2.13 for any such increased cost or reduction incurred more than 90 days prior to such Bank's demand for payment unless such increased cost or reduction is incurred pursuant to any introduction or change in any law, rule, regulation, condition, directive, administration or interpretation thereof that has retroactive effect, and then only to the extent of such effect.

             (b) No failure on the part of any Bank to demand compensation under subsection (a) above on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion. The protection of this Section 2.13 shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Bank for compensation hereunder. Nothing in this Section 2.13(b) shall be construed to give the Company or the Eligible Subsidiaries the right to compel any Bank to contest the validity or applicability of any such law, regulation or other condition. For purposes of this Section 2.13, LIBOR Loans or Eurocurrency Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to any reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Bank under such Regulation D.

             (c) In the event that any introduction of or change in any applicable law, rule, regulation, condition, request, directive, administration or interpretation thereof, including any request, guideline or policy (whether or not having the force of law) relating to capital adequacy by any authority charged with administration or interpretation thereof has or would have the effect, in a Bank's reasonable determination and in accordance with its customary lending practices with respect to loan arrangements of a similar type as that contemplated by this Agreement (as such practices are modified from time to time by such Bank, in its sole discretion), of reducing the rate of return on such Bank's capital as a consequence of its Loans or its Letters of Credit, or any portion thereof, to a level below that which such Bank could have achieved but for such introduction or change (taking into consideration such Bank's policies with respect to capital adequacy), then:

                       (A) such Bank shall promptly notify the Company and the Agent in writing of the happening of such event;

                       (B) such Bank shall promptly deliver to the Company a certificate stating the amount of such reduction; and

                       (C)  the Company shall pay to such Bank, within ten
                  (10) days after delivery of the certificate referred to in clause (B) above, such an amount or amounts as will compensate such Bank for such reduction; provided, however, that the Company shall not be required to pay any additional amounts pursuant to this Section 2.13 for any such increased cost or reduction incurred more than 90 days prior to such Bank's demand for payment unless such increased cost or reduction is incurred pursuant to any introduction or change in any law, rule, regulation, condition, directive, administration or interpretation thereof that has retroactive effect, and then only to the extent of such effect.

              (d) The Company further agrees to pay each Bank, upon presentation of the certificate described in clause (e) below, so long as such Bank shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in Regulation D) and without duplication of any other amounts due under this Section 2.13, additional interest on the principal amount of each Eurocurrency or LIBOR Loan of said Bank from the date of such Loan until the principal amount is paid in full, payable on the same date interest is payable on LIBOR Loans, at a rate per annum equal at all times during the applicable Interest Period to (x) the rate obtained by dividing LIBOR for such Interest Period by a percentage equal to 100% minus the reserve percentage applicable to Eurocurrency Liabilities under Regulation D (or if more than one such percentage is so applicable, minus the daily average for such percentage for those days in such Interest Period during which any such percentage shall be so applicable) for such Bank minus
        (y) LIBOR for such Interest Period.

             (e)  A certificate of any Bank claiming compensation under this
        Section 2.13 setting forth the additional amount or amounts to be paid to it hereunder shall set forth in reasonable detail the basis for, and calculations of, such amount or amounts, and shall be prima facie evidence of the facts set forth therein if such amount or amounts are calculated reasonably and in good faith. In determining such amount or amounts, such Bank shall use reasonable averaging and attribution methods. Each Bank agrees to cooperate with the Company to minimize any amount payable pursuant to this Section 2.13; provided, however, that nothing in this Section 2.13 shall obligate any Bank to take any action which such Bank, in its sole discretion, determines to be prejudicial to its rights and interests hereunder.


             SECTION 2.14.  Change in Legality.

             (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if any change in law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for such Bank to make or maintain any LIBOR Loan or Eurocurrency Loan or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan or Eurocurrency Loan, then, by written notice to the Company, any affected Eligible Subsidiary and the Agent by such Bank, such Bank may:

                  (i) declare that LIBOR Loans or Eurocurrency Loans, as the case may be, will not thereafter be made by such Bank hereunder, whereupon the Company and the Eligible Subsidiaries shall be prohibited from requesting LIBOR Loan or Eurocurrency Loans from such Bank hereunder; and

                  (ii) require that all outstanding LIBOR Loans or
             Eurocurrency Loans made by it be forthwith converted into Alternate Base Rate Loans, in which case the Company or the affected Eligible Subsidiary shall pay to such Bank on the date of such conversion all interest accrued on such LIBOR Loan or Eurocurrency Loan to such date and the amounts payable pursuant to Section 2.11(d) hereof.

              (b) For purposes of this Section 2.14, a notice to the Company or an Eligible Subsidiary by any Bank pursuant to paragraph (a) above shall be effective on the date of receipt by the Company or an Eligible Subsidiary.

              (c) Each Bank agrees to designate a different office of such Bank as its lending office for LIBOR Loan or Eurocurrency Loans or take other appropriate action if such designation or action will effect compliance with the law or regulation or interpretation thereof invoking the provisions of this Section 2.14; provided that such designation or action need not be made or taken if, in the opinion of such Bank, it would result in any material additional costs, expenses or risks to such Bank that are not reimbursed by the Company or an Eligible Subsidiary pursuant hereto or be deemed by such Bank, in its sole discretion, to in any other material respect be prejudicial to such Bank.

             (d)  If any Bank gives notice pursuant to subsection (a) of this
        Section 2.14 of its inability to make LIBOR Loans or Eurocurrency Loans, then no portion of any LIBOR Loans or Eurocurrency Loans thereafter requested by the Company shall be allocated to such Bank, and such Bank shall purchase participations in the Alternate Base Rate Loans and/or Adjusted CD Rate Loans made by the other Banks hereunder, or if no such Loans are outstanding, shall make an Alternate Base Rate Loan with the same interest period as such LIBOR Loan or Eurocurrency Loan, in an amount sufficient to cause each Bank, at all times, to have Loans outstanding in an amount equal to the product of such Bank's Applicable Percentage and the aggregate principal amount of all Loans outstanding hereunder.


             SECTION 2.15.  Fees, Reduction of Commitment.

             (a) The Company agrees to pay to the Agent for distribution to the Banks a commitment fee (the "Commitment Fee") on the average daily unused portion of the Aggregate Revolving Commitment and the Aggregate Eurocurrency Commitment (treating the Dollar Amount of the Letter of Credit Obligations as a usage of the Aggregate Revolving Commitment), at the rate set forth in the chart below. For purposes of this Section 2.15, Absolute Rate Loans shall not be deemed usage of the Commitment of each Bank. The Commitment Fee shall be computed on the basis of the actual number of days elapsed and a year of 365/366 days, shall accrue from the Effective Date and shall be payable quarterly, in arrears, on each March 31, June 30, September 30 and December 31, thereafter, commencing on the Effective Date, and on the Expiration Date.

             (b) Commitment Fee. The Commitment Fee shall be subject to adjustment (upwards or downwards, as appropriate) based on the applicable Debt/EBITDA Ratio as at the end of any fiscal quarter, as set forth in the chart below. The Debt/EBITDA Ratio shall be calculated on a four quarter rolling average basis from financial statements delivered by the Company pursuant to Section 5.01. The adjustment, if any, to the Commitment Fee shall be effective on the fifth Business Day after the delivery of such financial statements. If the Company shall at any time fail to timely furnish to the Banks the financial statements required to be delivered pursuant to Section 5.01, the maximum Commitment Fee shall apply until delivery of the financial statements. Notwithstanding the foregoing, if at the end of any fiscal quarter, the ratio of Net Income Available for Fixed Charges to Fixed Charges is less than 1.5 to 1.0, the maximum Commitment Fee shall apply until the financial statements delivered at the end of any fiscal quarter evidence a ratio equal to or greater than 1.5 to 1.0.


                Ratio of Consolidated                   Commitment
                Funded Debt to EBITDA                   Fee

                Less than 2.5                           15 b.p.
                Less than 3.0 but equal to or greater
                than 2.5                                17.5 b.p.
                Greater than or equal to 3.0            25 b.p.


             The Company agrees to pay to the Agent, for the Agent's sole account, the agent's fees set forth in that certain letter agreement between the Company and the Agent dated October 6, 1995 (the "Commitment Letter"). Such agent's fees shall be due and payable on the dates and in the amounts set forth in the Commitment Letter.

             (c) The Company shall have the right, from time to time, upon at least three (3) Business Days' notice to the Agent, to terminate, or permanently reduce the unused portion of the Aggregate Revolving Commitment or Aggregate Eurocurrency Commitment, as the case may be, by an amount not less than $1,000,000 and integral multiples of $500,000. Upon such reduction, each Bank's Revolving Commitment or Eurocurrency Commitment, as the case may be, shall be permanently reduced by an amount equal to the product of such Bank's Applicable Percentage and the amount by which the Aggregate Revolving Commitment or Aggregate Eurocurrency Commitment, as the case may be, is reduced.

             SECTION 2.16.  Increase of Commitments.

             (a) The Company may from time to time, on the terms set forth below, request that the Aggregate Commitment hereunder be increased to an amount not to exceed $125,000,000; provided, however, that (i) no increase in the Aggregate Commitment shall be made at a time when a Default or Event of Default shall have occurred and be continuing, or (ii) the Fixed Charge Coverage Ratio shall remain below 1.50 on a rolling four quarter basis.

             (b) In the event of such a requested increase in the Aggregate Commitment, (i) each of the Banks shall be given the opportunity to participate in the increased Commitments (x) initially ratably in the proportions that their respective Commitments bear to the Aggregate Commitment and (y) to the extent that the requested increase of Commitments is not fulfilled pursuant to the preceding clause (x), ratably in the proportion that the respective Commitments of the Banks desiring to participate in any such increase bear to the total of the Commitments of the increasing Banks, so long as an increase under either clause (x) or clause (y) does not cause any Lender's Commitment to exceed one-third of the new Aggregate Commitment, and
        (ii) to the extent that the Banks do not elect so to participate in such increased Commitments after being afforded an opportunity to do so, then the Company shall consult with the Agent as to the number, identity and requested Commitments of additional financial institutions which the Company may, upon the written consent of the Agent, which consent shall not be unreasonably withheld, invite to participate in the Commitments.

             (c) No Bank shall have any obligation to increase its Commitment pursuant to a request by the Company hereunder.

             (d) In the event that the Company and one or more of the Banks (or other financial institutions) shall agree upon such an increase in the Aggregate Commitment (i) the Company, the Agent and each Bank or other financial institution increasing its Commitment or extending a new Commitment shall enter into an amendment to this Agreement setting forth the amounts of the Commitments, as so increased, providing that the financial institutions extending new Commitments shall be Banks for all purposes of this Agreement, and setting forth such additional provisions as the Agent shall consider reasonably appropriate and (ii) the Company shall furnish new Notes to each financial institution that is extending a new Commitment. No such amendment shall require the approval or consent of any Bank whose Commitment is not being increased. Upon the execution and delivery of such amendment as provided above, and upon satisfaction of such other conditions as the Agent may reasonably specify upon the request of the financial institutions that are increasing or extending new Commitments (including the delivery of certificates, evidence of corporate authority and legal opinions on behalf of the Company), this Agreement shall be deemed to be amended accordingly.

             SECTION 2.17.  Removal of Banks.   The Company shall be
   permitted, from time to time in its discretion, to remove Banks from the Agreement and reduce the Aggregate Commitment, provided that the Aggregate Commitment may not be reduced below $60,000,000 as a result of removing one or more Banks pursuant to this Section, and a Bank may not be removed from the Agreement at any time an Event of Default exists and remains uncured or unwaived under the Agreement. If the Company elects to terminate the Commitment of any Bank, it shall give not less than 14 days written notice to the Agent and such Bank. On the effective date of such termination, the Company shall pay to the Agent, for the account of such Bank, in immediately available funds, an amount equal to all Loans and other amounts (including accrued interest and fees) owing to such Bank plus the amounts, if any, owing to such Bank under Section 2.11(d) if such payment is not made on the last day of the applicable Interest Period.

             SECTION 2.18. Letters of Credit. Subject to the terms and conditions of this Agreement, the Company may obtain Letters of Credit, from time to time during the period commencing on the date hereof and ending on the Business Day prior to the Expiration Date. The Company may request any Bank to issue a Letter of Credit and such Bank may, but is not required to, issue a Letter of Credit. If no other Bank is willing to issue a Letter of Credit, First Chicago shall issue such Letter of Credit. Any Bank issuing a Letter of Credit shall be an Issuer. Nothing herein contained shall prohibit the Company from obtaining letters of credit outside of this Credit Agreement.

             (a) Types and Amounts. No Issuer (including First Chicago) shall:

               (i) issue any Letter of Credit if the aggregate maximum amount then available for drawing under Letters of Credit, after giving effect to the Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon the Issuer;

              (ii) issue any Letter of Credit if, after giving effect thereto, the sum of (a) the Dollar Amount of the Letter of Credit Obligations and (b) the aggregate unpaid principal balance of the Revolving Loans would exceed the Revolving Loan Commitment;

              (iii) issue any Letter of Credit if, after giving effect thereto, the sum of (a) the Dollar Amount of the Letter of Credit Obligations and (b) the aggregate unpaid principal balance of the Revolving Loans, Eurocurrency Loans and Absolute Rate Loans would exceed the Aggregate Commitment;

              (iv) issue any Letter of Credit which has an expiration date on or after the Expiration Date; or

              (v) issue any Letter of Credit if the Dollar Amount of the Letter of Credit Obligations, after giving effect to the Letter of Credit requested hereunder, shall exceed $20,000,000.

             (b) Conditions. In addition to being subject to the satisfaction of the conditions contained in Article IV, the obligation of the Issuer to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

               (i) the Company shall have delivered to the Issuer, with a copy to the Agent, at such times and in such manner as the Issuer may reasonably prescribe such documents and materials as may be required pursuant to the terms of the proposed Letter of Credit and the proposed Letter of Credit shall be reasonably satisfactory to the Issuer as to form and content; and

              (ii) as of the Issuance Date, no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the Issuer from issuing the proposed Letter of Credit and no law, rule or regulation applicable to the Issuer and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuer shall prohibit or request that the Issuer refrain from the issuance of Letters of Credit generally or the issuance of such proposed Letter of Credit in particular.

             (c)  Procedure for Issuance of Letters of Credit.

               (i)     The Company shall give the Issuer and the Agent three
             (3) Business Days' prior written notice of any requested issuance of a Letter of Credit (except that, in lieu of such written notice, the Company may give the Issuer (x) notice of such request by tested telex or other tested arrangement satisfactory to the Issuer or (y) telephonic notice of such request if confirmed in writing by delivery to the Issuer (i) immediately (A) of a telecopy of the written notice required hereunder which has been signed by an authorized signatory of the Company or (B) of a telex containing all information required to be contained in such written notice and (ii) promptly (but in no event later than the requested time of issuance) of a copy of the written notice required hereunder containing the original signature of an authorized signatory of the Company). Each such notice (each a "Letter of Credit Request") shall be irrevocable once the relevant Letter of Credit is issued and shall specify the stated amount of the Letter of Credit requested, the Issuance Date (which day shall be a Business Day) of such requested Letter of Credit, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day and shall in no event be on or after the Expiration Date), the purpose for which such Letter of Credit is to be issued, and the Person for whose benefit the requested Letter of Credit is to be issued. Promptly after receipt thereof, the Agent shall notify each Bank of the contents of each Letter of Credit Request. At the time such Letter of Credit Request is made, the Company shall also provide the Issuer and the Agent with a copy of the form of the Letter of Credit it is requesting be issued. Such Letter of Credit Request, to be effective, must be received by the Issuer and the Agent not later than 2:00 p.m. (Chicago time) on the last Business Day on which notice can be given under this Section 2.18(c).

              (ii) Subject to the terms and conditions of this Section 2.18(c) and provided that the applicable conditions set forth in
             Section 4.01(c), Section 4.01(d) and Section 2.18(b) have been satisfied, the Issuer shall, on the requested Issuance Date, issue the requested Letter of Credit for the account of the Company in accordance with the Issuer's usual and customary business practices.

             (iii) An Issuer shall not amend, renew, extend, or permit an extension of any Letter of Credit unless the requirements of this Section 2.18(c) are met as if a new Letter of Credit were being requested and issued.

             (d)  Reimbursement Obligations.
               (i) The Issuer shall promptly notify the Company and the Agent and each Bank of any draw under a Letter of Credit. The Company shall reimburse the Agent for the account of the Issuer, in immediately available funds, for draws under a Letter of Credit no later than the Business Day next succeeding the date of the payment by the Issuer. In the case of any draw under a Letter of Credit in an Alternative Currency, the Company shall reimburse the Agent for the account of the Issuer on demand at the Agent's head office (or at such other place as may be specified by the Agent) the amount in such Alternative Currency drawn under such Letter of Credit or the equivalent of the amount in Dollars at the rate of exchange then quoted by the Agent for the electronic transfer to the place of payment in the currency in which such draw was made or, if so required by the Agent, to pay the Agent at its head office in advance, following a documentary presentation, in Dollars the equivalent of the amount required to pay the same. If, for any cause whatsoever, there exists at the time in question no rate of exchange generally available to the Agent for effective electronic transfers of the sort provided for above, the Company agrees to pay the Agent on demand an amount in Dollars equivalent to the actual cost of settlement of the Issuer's obligation to the person presenting the applicable draft under the applicable Letter of Credit, however and whenever such settlement may be made by the Issuer.

              (ii) Any Reimbursement Obligation with respect to any Letter of Credit shall bear interest from the date of the relevant draws under the relevant Letter of Credit at the interest rate for Borrowings not paid at maturity as calculated in accordance with Section 2.07(a).

             (iii) Any action taken or omitted to be taken by the Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuer under any resulting liability to any Bank or, assuming that the Issuer has complied with the procedures specified in Section 2.18(c) and such Bank has not given a notice contemplated by Section 2.18(e) that continues in full force and effect, relieve such Bank of its obligations hereunder to the Issuer. In determining whether to pay under any Letter of Credit, the Issuer shall have no obligation relative to the Banks, the Agent or the Company other than to confirm that any documents required to be delivered under such Letter of Credit appear to comply on their face with the requirements of such Letter of Credit.

             (e)  Participation; Receipt of Payments.

               (i) Immediately upon issuance or extension or renewal by an Issuer of any Letter of Credit in accordance with the procedures set forth in Section 2.18(c), each Bank shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse or warranty, an undivided interest and participation equal to its Applicable Percentage in such Letter of Credit (including, without limitation, all obligations of the Company with respect thereto) and any security therefor or guaranty pertaining thereto, if any; provided, that a Letter of Credit issued by the Issuer shall not be deemed to be a Letter of Credit for purposes of this Section 2.18(e) if the Issuer and the Agent shall have received written notice from any Bank on or before one Business Day prior to the date of its issuance of such Letter of Credit that one or more of the conditions contained in Article IV is not then satisfied, and, in the event the Issuer and the Agent receive such a notice, there shall be no further obligation on the part of First Chicago or any Issuer to issue any Letter of Credit until such notice is withdrawn by that Bank or such condition has been effectively waived in accordance with the provisions of this Agreement.

              (ii) In the event that an Issuer makes any payment under any Letter of Credit and the Company shall not have repaid such amount to the Issuer pursuant to Section 2.18(d), the Issuer shall promptly notify the Agent and each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Agent for the account of the Issuer the Dollar Amount of such Bank's Applicable Percentage of the unreimbursed amount of any such payment, and the Company's obligations to repay the Banks with respect to such amounts shall be deemed to be, and treated as, a Revolving Loan or Loans which shall bear interest at the interest rate for Borrowings not paid at maturity as calculated in accordance with Section 2.07(a) unless and until such amounts are repaid or refinanced pursuant to Section 2.08. The failure of any Bank to make available to the Agent, in immediately available funds, its Applicable Percentage of the unreimbursed amount of any such payment shall not relieve any other Bank of its obligation hereunder to make available to the Agent, in immediately available funds, its Applicable Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Bank shall be responsible for the failure of any other Bank to make available to the Agent its Applicable Percentage of the unreimbursed amount of any payment on the date such payment is to be made.

             (iii) Whenever the Agent or an Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, it shall promptly pay to each Bank which has funded its participating interest therein, in immediately available funds, an amount equal to such Bank's Applicable Percentage thereof.

              (iv) The obligations of a Bank to make payments to the Agent for the account of an Issuer with respect to a Letter of Credit shall be absolute, unconditional and irrevocable, shall not be subject to any counterclaim, set-off, qualification or exception whatsoever and shall be made without any requirement that the Company satisfy the conditions set forth in Section 4.01.

             (f)  Payment of Reimbursement Obligations.

               (i) The Company agrees to pay to the Agent for the account of the Issuer the amount of all Reimbursement Obligations, interest and other amounts payable to the Issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which the Company or any Subsidiary may have at any time against the Issuer or any other Person, under all circumstances, including without limitation, any of the following circumstances:

                       (A) any lack of validity or enforceability of this Agreement or any of the other documents, instruments or agreements executed by the Company in connection therewith;

                       (B) the existence of any claim, setoff, defense or other right which the Company or any Subsidiary may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Issuer, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Company or any Subsidiary and the beneficiary named in any Letter of Credit);

                       (C) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided any such draft, certificate or other document appeared valid on its face when presented to the Issuer);

                       (D) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement or any of the documents, instruments or agreements executed by the Company in connection therewith; or

                       (E) the occurrence of any Default or Event of Default.

              (ii) In the event any payment by the Company received by the Agent or an Issuer with respect to a Letter of Credit and distributed to the Banks on account of their participations is thereafter set aside, avoided or recovered from the Agent or an Issuer in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Bank which received such distribution shall, upon demand by the Agent, contribute to the Agent or such Issuer such Bank's Applicable Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Agent or such Issuer upon the amount required to be repaid by it.

             (g) Compensation for Letters of Credit. The Company shall pay to the Agent, for the ratable account of each Bank, a Letter of Credit Fee ("Letter of Credit Fee") in respect of the Letter of Credit then being issued at a rate per annum equal to the LIBOR Margin on such day times the Dollar Amount on such day (and recalculated on the first Business Day of each quarter for such quarter) of the maximum face amount of such Letter of Credit from the Issuance Date thereof until such Letter of Credit expires or is terminated. Promptly upon its receipt of such Letter of Credit Fee, the Agent shall pay to each Bank, in immediately available funds, an amount equal to such Bank's Applicable Percentage thereof. Any Issuer shall have the right to receive, for its own account, (i) in respect of each Letter of Credit issued by it, a fee in the amount of
        12.8 b.p. per annum multiplied by the Dollar Amount of the maximum face amount of such Letter of Credit ("Issuer's Fee"), and (ii) all of its reasonable and customary costs of issuing and servicing the Letters of Credit. The Letter of Credit Fee and the Issuer's Fee shall begin to accrue on the Issuance Date and shall be payable quarterly in arrears.

   III. REPRESENTATIONS AND WARRANTIES

             The Company represents and warrants to the Banks and each Eligible Subsidiary shall be deemed, by the execution and delivery of its Election to Participate, to also have represented and warranted to the Banks as to the matters set forth in Article III subsections (m) and (n) regarding itself:

             (a) Organization; Corporate Powers. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (ii) has the corporate power and authority to own its property and assets and to carry on its business substantially as now conducted; (iii) is duly qualified to do business and is in good standing in every jurisdiction in which the failure to do so would expose the Company to a material penalty or to any inhibition which would materially adversely affect the ability of the Company either to carry on its business substantially as now conducted or to perform its obligations under this Agreement and the Notes; and (iv) has the corporate power to execute, deliver and perform this Agreement, to borrow hereunder and to execute and deliver the Notes; and each of the Subsidiaries (other than those organized under the laws of a jurisdiction outside of the United States of America but including all Eligible Subsidiaries) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

             (b) Authorization. The execution, delivery and performance of this Agreement, and the execution and delivery of the Notes (i) have been duly authorized by all requisite corporate action on the part of the Company and (ii) will not (A) violate (1) any provision of law applicable to the Company, which violation would materially and adversely affect the ability of the Company either to carry on its business substantially as now conducted or to perform its obligations under this Agreement or the Notes, (2) the Articles of Incorporation or By-laws of the Company, (3) any order of any court or agency of government applicable to the Company or (4) any indenture, agreement or other instrument to which the Company is a party or by which the Company or any of its property or assets is bound, which violation would materially and adversely affect the ability of the Company either to carry on its business substantially as now conducted or to perform its obligations under this Agreement or the Notes, (B) be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, which conflict, breach or default would materially and adversely affect the ability of the Company either to carry on its business substantially as now conducted or to perform its obligations under this Agreement or the Notes, or (C) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Company. The Agreement is, and the Revolving Notes are, legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, (ii) the enforceability thereof may be limited by equitable principles of general applicability, and (iii) the enforceability thereof may be limited by public policy limitations upon the availability of certain remedies or the enforcement of certain types of obligations.

             (c) Government Approval. No action, consent or approval of, or registration or filing with, or any other action by any Governmental Authority is required on behalf of the Company in connection with the execution, delivery and performance by the Company of this Agreement, the Borrowings hereunder or the execution and delivery of the Notes other than such as have been (or, will be, when required) made or obtained. No consent, approval or authorization of stockholders is required in connection with any of the foregoing other than such as have been (or will be, when required) obtained.

             (d) Financial Statements. The Company has heretofore furnished to the Banks a consolidated balance sheet of the Company and its Subsidiaries as of October 3, 1997, and the consolidated statement of operations (income statement) and consolidated statement of cash flows for the 12-month period then ended, certified by KPMG Peat Marwick LLP, independent accountants and an unaudited consolidated balance sheet and statement of operations and statement of cash flows of the Company and its Subsidiaries dated as of October 3, 1997 and for the fiscal year then ended. Such financial statements present fairly the consolidated financial condition and results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated (subject to normal audit and year-end adjustments in the case of the unaudited statements). All such financial statements were prepared in accordance with GAAP applied on a consistent basis as of the date of such financial statements.

             (e) No Material Adverse Change. Since October 3, 1997, there has been no material adverse change in the business, properties or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole which might reasonably be expected to impair the ability of the Company or the Eligible Subsidiaries to perform their obligations under this Agreement or the Notes.

             (f) Title to Properties. All material assets of the Company and the Subsidiaries are free and clear of all Liens except Permitted Liens and Liens permitted under Section 6.01(b).

              (g) Litigation. Except as described on Schedule 1, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the officers and directors of the Company, threatened against or affecting the Company or any of the Subsidiaries or any property or rights of the Company or any of its Subsidiaries which might be reasonably expected materially to adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to carry on business substantially as now being or heretofore conducted or to materially adversely affect the financial condition of the Company and its Subsidiaries taken as a whole.

             (h) Tax Returns. The Company and the Subsidiaries have filed or caused to be filed all federal, state and local tax returns which are required to be filed and have paid or caused to be paid all taxes as shown on such returns or on any assessment received by it or by any of them to the extent that such taxes have become due, except taxes the amount, applicability or validity of which are being contested in good faith by appropriate proceedings and with respect to which the Company or any of the Subsidiaries, as the case may be, has set aside on its books adequate reserves, in the opinion of the Company or such Subsidiary, as the case may be. The federal income tax returns of the Company and its Subsidiaries have been examined by the IRS for all years through the Company's fiscal year ending September 30, 1994.

             (i) Employee Benefit Plans. The Company and all ERISA Affiliates, and Plan fiduciaries indemnified by them who are employees of the Company or an ERISA Affiliate have complied with the responsibilities, obligations, and duties imposed upon them by ERISA and the IRC and the rules and regulations promulgated thereunder with respect to any Plan, where the failure so to comply might be reasonably expected materially to adversely affect the ability of the Company and its ERISA Affiliates, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the Company and its ERISA Affiliates taken as whole. Except as disclosed in
        Schedule 2 neither the Company nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(l) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302 (a)(2) of ERISA or 412(a) of the IRC) whether or not waived. Neither the Company nor any ERISA Affiliate has taken or failed to take any action which would constitute or result in a Termination Event which might be reasonably expected materially to adversely affect the ability of the Company and its ERISA Affiliates, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the Company and its ERISA Affiliates taken as a whole. Neither the Company nor any ERISA Affiliate has incurred with respect to any Benefit Plan liability to the PBGC or any Multiemployer Plan under Title IV of ERISA which remains outstanding other than the payment of premiums to the PBGC, and there are no premium payments which have become due which are unpaid. Neither the Company nor any ERISA Affiliate has failed to make a required contribution or payment to a Multiemployer Plan. Neither the Company nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the IRC on or before the due date for such installment or other payment. Neither the Company nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a) (29) of the IRC due to a Plan amendment that results in an increase in current liability for the plan year.

             (j) Margin Stock. (i) Neither the Company nor any of its Subsidiaries is engaged in the business of purchasing or carrying "margin stock," as defined in Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect; (ii) no proceeds of any Loan, or any portion thereof, will be used by the Company or any of its Subsidiaries to purchase or carry any such "margin stock" in violation of Regulation G, U, T or X of the Board of Governors of the Federal Reserve System as from time to time in effect, and (iii) the value of all such "margin stock" owned by the Company and its Subsidiaries does not and will not at any time constitute more than twenty-five percent (25%) of the value of the total assets of the Company and its Subsidiaries.

             (k) Environmental Laws. Except as set forth on Schedule 3 attached hereto and made a part hereof, the operations of the Company and each Subsidiary comply in all material respects with all applicable environmental, health and safety Requirements of Law, where the failure to so comply might be reasonably expected materially to impair the right of the Company and its Subsidiaries, taken as a whole, to carry on business substantially as now being or heretofore conducted, or materially adversely affects the financial condition of the Company and its Subsidiaries taken as a whole. To the Company's knowledge, neither the Company, any Subsidiary nor any of their present assets or operations or their past assets or operations, are subject to any order, agreement, proceeding or investigation by any Governmental Authority or other Person respecting any environmental, health or safety Requirements of Law which might be reasonably expected materially to adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to carry on business substantially as now being or heretofore conducted, or materially adversely affect the financial condition of the Company and its Subsidiaries taken as a whole.

             (l) Compliance With Laws. The Company and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties.

             (m)  Eligible Subsidiary Organization and Corporate Powers.
        Each Eligible Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the state or country of its incorporation; (ii) has the corporate power and authority to own its property and assets and to carry on its business substantially as now conducted; and (iii) has the corporate power to execute, deliver and perform this Agreement, to borrow hereunder and to execute and deliver its Election to Participate and its Eurocurrency Notes.

             (n) Binding Effect. The Election to Participate and the Eurocurrency Note executed by such Eligible Subsidiary are legal, valid and binding obligations of such Eligible Subsidiary enforceable in accordance with their respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, (ii) the enforceability thereof may be limited by equitable principles of general applicability, and (iii) the enforceability thereof may be limited by public policy limitations upon the availability of certain remedies or the enforcement of certain types of obligations.

   IV.  CONDITIONS OF LENDING

             The obligations of the Banks to make Loans or to issue Letters of Credit hereunder shall be subject to the following conditions precedent:

             SECTION 4.01. All Borrowings. On the date of each Borrowing or the Issuance Date of each Letter of Credit by the Company or any Eligible Subsidiary hereunder, including the initial Borrowing, and each refinancing of any Borrowing (or portion thereof) pursuant to Sections
   2.08 and 2.09:

             (a) In the case of (i) the initial Borrowing and each refinancing of any Borrowing (or portion thereof) pursuant to Sections 2.08 and 2.09, the Agent shall have received a Notice of Borrowing or a Notice of Refinancing, as the case may be, as required by Sections 2.08 and 2.09, respectively.

             (b) The unborrowed portion (after giving effect to all Borrowings and repayments on such day) of the Aggregate Commitment shall not be less than the aggregate face amount (plus accrued interest, if any) of the outstanding short-term unsecured debt obligations (interest bearing or discounted) of the Company or its Subsidiaries having maturities of 270 days or less ("Wisconsin Commercial Paper") excluding in any case, debt obligations under this Agreement and foreign currency borrowings by Subsidiaries.

             (c) The representations and warranties set forth in Article III hereof shall be true and correct with the same effect as though made on and as of such date (except with respect to the refinancing of any Borrowing (or portion thereof), the representation and warranty set forth in Article III(e) hereof).

             (d) The Company and, if applicable, the appropriate Eligible Subsidiary shall be in compliance with all the terms and provisions contained herein on its part to be observed or performed, and at the time of and immediately after such Borrowing or refinancing or the Issuance Date of each Letter of Credit no Default or Event of Default shall have occurred and be continuing.

   Each Notice of Borrowing or Notice of Refinancing hereunder, and each Competitive Bid Quote Request, shall be deemed to be a representation and warranty by the Company and, if applicable, the appropriate Eligible Subsidiary on the date of such Notice of Borrowing or Notice of Refinancing, or Competitive Bid Quote Request as applicable, as to the matters specified in paragraphs (b), (c) and (d) of this Section 4.01.

             SECTION 4.02. Initial Borrowing. In addition to the conditions described in Section 4.01 above, the obligation of each Bank to make its initial Revolving Loan hereunder on the occasion of the initial Borrowing by the Company is subject to the condition precedent that the Agent shall have received on or before the day of such initial Borrowing all of the following, each fully executed and in form and substance satisfactory to the Agent and in sufficient copies for each Bank, if applicable, and this Agreement shall become effective on the date such condition precedent is satisfied:

             (i) This Agreement, with all Exhibits and Schedules completed in form and substance reasonably satisfactory to the Agent;

             (ii) Revolving Loan Notes, Eurocurrency Notes and Competitive Bid Notes of the Company payable to the order of each of the Banks, respectively; and

             (iii) Signed copies of a certificate of the Secretary or an Assistant Secretary or other appropriate officer of the Company, in form and substance acceptable to the Agent, certifying as of the Effective Date (A) the names and true signatures of the officers of the Company authorized to sign this Agreement, the Revolving Loan Notes, the Eurocurrency Notes and the Competitive Bid Notes, (B) that the By-laws of the Company have remained unchanged since November 29, 1995, and (C) that the Articles of Incorporation of the Company have not been amended since November 29, 1995. The Agent may conclusively rely on such certificate of the Company until the Agent shall receive a further certificate of the Secretary or an Assistant Secretary of the Company cancelling or amending the prior certificate of the Company and submitting the signatures of the officers named in such further certificate.


             SECTION 4.03. Initial Borrowing by Eligible Subsidiaries. In addition to the conditions described in Section 4.01 above, the obligation of each Bank to make its initial Eurocurrency Loan hereunder to an Eligible Subsidiary is subject to the condition precedent that the Company shall have satisfied all the conditions precedent in Section 4.02 and that the Agent shall have received on or before the day of the initial Borrowing by such Eligible Subsidiary all of the following, each duly executed and in form and substance satisfactory to the Agent and in sufficient copies for each Bank, if applicable:

             (i) Eurocurrency Notes executed by such Eligible Subsidiary, payable to the order of each of the Banks;

             (ii) All documents reasonably requested by the Agent relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of the Election to Participate of such Subsidiary, this Agreement and its Eurocurrency Note, including without limitation, documents of the type listed in
             Section 4.02(iii);

             (iii) An executed Election to Participate from such Eligible Subsidiary; and

             (iv) A certificate of the President or Vice President of such Eligible Subsidiary certifying that as of the initial Borrowing Date for such Eligible Subsidiary, the representations and warranties set forth in Article III with respect to such Eligible Subsidiary are true and correct as of such date.

             SECTION 4.04. Absolute Rate Loans. In addition to the conditions described in Sections 4.01 and 4.02 above, the Company shall deliver to a Bank with the first Absolute Rate Loan made by such Bank, a Competitive Bid Note of the Company payable to the order of such Bank.

   V.   AFFIRMATIVE COVENANTS

             The Company covenants and agrees with each of the Banks that, so long as this Agreement shall remain in effect or the Loans, Letter of Credit Obligations, Commitment Fee, interest, fees or any other expenses or amounts payable hereunder shall be unpaid, unless the Majority Banks shall otherwise consent in writing, it will, and will cause each of its Subsidiaries to:

             SECTION 5.01. Financial Statements. In the case of the Company, furnish to the Agent with sufficient copies for each Bank:

             (a) within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year and consolidated statements of operations (income statement) and cash flows of the Company and its Subsidiaries for such fiscal year, all the foregoing consolidated financial statements to be certified by KPMG Peat Marwick LLP or another nationally recognized firm of independent accountants, and all certified as accurate by a Financial Officer of the Company;

             (b) (i) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal quarter and consolidated statement of operations and a statement of cash flows of the Company and its Subsidiaries as of the end of each such fiscal quarter for the then elapsed portion of such fiscal year, all certified as accurate by a Financial Officer of the Company (subject to audit and normal year-end adjustments) and (ii) within forty-five (45) days (or ninety
        (90) days with respect to the fourth quarter) after the end of each of the four fiscal quarters of each fiscal year of the Company, a consolidating "key income statement figures report" of the Company and its Subsidiaries for the portion of such fiscal year elapsed through the end of each such fiscal quarter, prepared on a basis consistent with such report of the Company and its Subsidiaries dated October 3, 1997 and certified as accurate by a Financial Officer of the Company;

             (c) promptly after the sending or filing thereof, copies of all reports which the Company or any of its Subsidiaries sends to any of its stockholders which the Company or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange, and copies of all 10-K, 10-Q and 8-K reports and registration statements which the Company or any of the Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

             (d) concurrently with the reports required to be delivered pursuant to Section 5.01(a), a report by the Company's independent accountants to the effect that, in connection with their examination of such annual consolidated financial statements, (i) nothing came to their attention that caused them to believe that the Company or any of its Subsidiaries was not in compliance with the covenants contained in Article V or VI and (ii) they have examined the schedules to such reports containing calculations of financial covenants required to be performed or observed pursuant to Sections
        6.01 through 6.08, and, in their opinion, the information set forth in such schedules is fairly stated in all material respects in relation to the annual consolidated financial statements taken as a whole;

             (e) concurrently with the reports required to be delivered pursuant to Sections 5.01(a) and 5.01(b), a certificate of the Company executed by a Financial Officer of the Company to the effect that he has made a review of the activities of the Company and the Company's Subsidiaries for such fiscal period and of its performance and observance of the covenants contained in Articles V and VI, that to the best of his knowledge, based on such review, the Company is not in default in the performance or observance of any such covenants (showing the calculations upon which such conclusions are based) and that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if in his opinion a Default or an Event of Default has occurred and is continuing, specifying the nature and extent thereof known to him; and

             (f) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Company and the Subsidiaries as any Bank may reasonably request.

             SECTION 5.02. Litigation Notice. Give the Agent notice, promptly, of any action, suit or proceeding at law or in equity or by or before any Governmental Authority which might be reasonably expected materially to adversely affect the ability of the Company and the Subsidiaries, taken as a whole, to carry on business substantially as now being conducted or to affect materially adversely the financial condition of the Company and the Subsidiaries taken as a whole and of any combination of such actions, suits or proceedings which taken together might be reasonably expected materially to impair such right or to affect materially adversely such financial condition.

             SECTION 5.03.  ERISA.

             (a) Deliver to the Agent, at the Company's expense, the following information and notices as soon as possible, and in any event:

             (i) within ten (10) Business Days after the Company or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred which might be reasonably expected materially to adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the Company and its Subsidiaries taken as a whole, a written statement of the Financial Officer of the Company describing such Termination Event and the action, if any, which the Company or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL, PBGC or a Multiemployer Plan with respect thereto;

             (ii) within ten (10) Business Days after the Company or any ERISA Affiliate knows or has reason to know that a prohibited transaction (defined in Sections 406 of ERISA and 4975 of the IRC) has occurred, a statement of the Financial Officer of the Company describing such transaction and the action which the Company or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

             (iii) within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Company or any ERISA Affiliate with respect to such request;
             (iv) within ten (10) Business Days after receipt by the Company or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, which termination or appointment might be reasonably expected materially to adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the Company and its Subsidiaries taken as a whole, copies of each such notice;

             (v) within ten (10) Business Days after receipt by the Company or any ERISA Affiliate of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the IRC which might be reasonably expected materially to adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the Company and its Subsidiaries taken as a whole, copies of each such letter;

             (vi) within ten (10) Business Days after receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability which liability might be reasonably expected materially to adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the Company and its Subsidiaries taken as a whole, copies of each such notice;

             (vii) within ten (10) Business Days after the Company or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the IRC on or before the due date for such installment or payment which failure might be reasonably expected materially to adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the Company and its Subsidiaries taken as a whole, a notification of such failure; and

             (viii) within ten (10) Business Days after the Company or any ERISA Affiliate knows or has reason to know (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, which termination or proceedings might be reasonably expected materially to adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the Company and its Subsidiaries taken as a whole.

   For purposes of this Section 5.03, the Company and any ERISA Affiliate shall be deemed to know all facts known by the Administrator of any Plan of which the Company or any ERISA Affiliate is the plan sponsor.

             (b) Establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA and the IRC, and the regulations and interpretations thereunder, where the failure to so comply might reasonably be expected materially to impair the ability of the Company and the Subsidiaries, taken as a whole, to carry on business substantially as now being conducted or to affect materially and adversely the financial condition of the Company and the Subsidiaries, taken as a whole.

             SECTION 5.04. Corporate Existence. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises and substantially comply with all laws and regulations the noncompliance with which would have a material adverse effect on its business; (b) at all times maintain and preserve all property used or useful in the conduct of its business (other than property which is not owned by the Company or any of its Subsidiaries and with respect to which a third party is responsible for maintenance) and keep the same in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all necessary repairs, renewals and replacements thereto; provided, however, that nothing contained in this
   Section 5.04 shall prevent the Company or its Subsidiaries from ceasing or omitting to exercise any rights, licenses, permits or franchises which in the judgment of the Company or such Subsidiary is no longer in the best interest of the Company or such Subsidiary or prevent the Company or any Subsidiary from selling, abandoning or otherwise disposing of any property, the retention of which in the judgment of the Company or such Subsidiary is not in the best interest of the Company or such Subsidiary, or prevent any liquidation of any Subsidiary of the Company or any merger or consolidation or sale permitted by the provisions of Section 6.03.

             SECTION 5.05. Insurance. Keep its insurable properties adequately insured at all times in the same manner and to the same extent, and carry such other insurance, including, without limitation, product liability insurance, in connection with the operation of its business as is customary with companies in the same or similar businesses; provided that the Company may self-insure certain risks to the extent customary for companies of similar size or in the same or similar businesses.

             SECTION 5.06. Obligations and Taxes. Pay all its indebtedness and obligations promptly and in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or in respect of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any such indebtedness or obligations or any such tax, assessment, charge, levy or claim so long as the applicability, validity or amount thereof shall be contested in good faith by appropriate proceedings or actions and the Company or such Subsidiary, as the case may be, shall set aside on its books adequate reserves, in its reasonable opinion, with respect to any such indebtedness or obligations or any such tax, assessment, charge, levy or claim so contested.

             SECTION 5.07. Notice of Defaults. Notify each Bank, in writing, promptly upon the Company's obtaining knowledge of any condition or event that constitutes a Default or an Event of Default.

             SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and Letters of Credit solely (a) for general corporate purposes or (b) to make non-hostile Acquisitions, or acquisitions of a noncontrolling equity interest in a Person (other than the Company), which, if required by applicable law or by any agreement, instrument or other document binding on such Person, have been approved by the boards of directors or other governing bodies of the Persons who, or whose assets, will be acquired with the proceeds of such Loans, or, if a vote of such governing bodies is not required, but the vote of the stockholders of such Person is required by applicable law or by any agreement, instrument or other document binding on such Person, by such stockholders.

        SECTION 5.09. Environmental Notices and Inspection. (a) Notify the Agent in writing, promptly upon the Company's learning thereof, of any (i) notice or claim by any Governmental Authority or any other Person to the effect that the Company or any Subsidiary is or may be liable to any Person, or is or may be required to take any actions or refrain from taking any actions, as a result of any environmental, health or safety Requirements of Law, which might be reasonably expected to materially adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the Company and its Subsidiaries taken as a whole; or (ii) notice that the Company or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the release or threatened release of any contaminant into the environment, which remedial action might be reasonably expected materially to adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to carry on business substantially as now being or heretofore conducted, or materially adversely affects the financial condition of the Company and its Subsidiaries taken as a whole, and (b) pertaining to the areas of environmental compliance, hazard or liability, permit, and cause each Subsidiary to permit, the Agent, any Bank, or any agent or representative of the Agent or any Bank, during normal business hours and with reasonable prior notice, to inspect any of the Company's or any Subsidiary's documents, property or operations, and interview any of the Company's or any Subsidiary's employees, representatives or agents (including without limitation, its officers and third party accountants).

             SECTION 5.10. Compliance with Laws. Comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

             SECTION 5.11. Inspection. Will, and will cause each of its Subsidiaries to, permit the Banks, by their representatives and agents, to inspect with reasonable prior notice any of the properties, corporate books and financial records of the Company and its Subsidiaries and to examine and make copies of the books of accounts and other financial records of the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Banks may designate.

             SECTION 5.12. Conduct of Business. The Company will, and will cause each Subsidiary to, carry on and conduct its business substantially in the recreation and leisure activities industry excluding gaming casinos.

   VI.  NEGATIVE COVENANTS

             The Company covenants and agrees with the Banks that, so long as this Agreement shall remain in effect or the Loans, Letter of Credit Obligations, Commitment Fee, interest, fees or any other expenses or amounts payable hereunder shall be unpaid, unless the Majority Banks shall otherwise consent in writing:

             SECTION 6.01.  Limitations on Indebtedness.

             (a) The Company will not at any time permit Consolidated Funded Debt to exceed 55% of Consolidated Total Capitalization, provided that for purposes of calculating compliance with this Section 6.01, the Average Outstanding Balance of Consolidated Current Debt computed for the Compliance Period preceding the date of any such determination shall be deemed to constitute outstanding Funded Debt of the Company incurred as of the last day of such Compliance Period and shall be deemed outstanding at all times prior to the end of the next Compliance Period.

             (b) The Company will not at any time permit the sum (without duplication) of (i) Current Debt and Funded Debt of its Subsidiaries and (ii) Funded Debt of the Company and its Subsidiaries secured by Liens (other than Permitted Liens) to exceed 25% of Consolidated Tangible Assets.

             (c) Current Debt and Funded Debt of any Subsidiary to the Company or to an Eighty Percent-Owned Subsidiary shall not be taken into account for purposes of the foregoing limitations of this
        Section 6.01. There shall be no duplication of Funded Debt and Current Debt of any Subsidiary and the Guaranty of such Debt by the Company.

             (d) Any Person which becomes a Subsidiary after the date hereof shall for all purposes of this Section 6.01 be deemed to have created, assumed or incurred or issued at the time it becomes a Subsidiary all Current Debt and Funded Debt of such Person existing immediately after it becomes a Subsidiary.

             SECTION 6.02.  Mergers, Consolidations, Sales of Assets, Etc.

              The Company will not, and will not permit any Subsidiary to,

             (a)  consolidate with or be a party to a merger with any other

        Person; provided, however, that:

             (1) any Subsidiary may merge or consolidate with or liquidate into the Company, any Wholly-Owned Subsidiary or any Subsidiary that is the direct or indirect parent of said Subsidiary and any Subsidiary (other than a Principal Subsidiary) may merge or consolidate with or liquidate into any other Subsidiary so long as (i) in any merger or consolidation involving the Company, the Company shall be the surviving corporation and (ii) in any merger, consolidation or liquidation involving a Domestic Subsidiary and a non-Domestic Subsidiary, the Domestic Subsidiary shall be the surviving corporation; and

             (2) the Company or any Subsidiary may consolidate or merge with any other corporation if (i) (in the case of a merger or consolidation involving the Company) the surviving or acquiring corporation (if other than the Company) (A) is organized and existing under the laws of any State of the United States of America or the District of Columbia, (B) shall expressly assume in writing the due and punctual performance of all obligations of the Company under this Agreement and the Notes, according to their tenor, and the Parent Guaranty, and (C) the Company or such surviving or acquiring corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving or acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), or (ii) (in the case of a merger or consolidation involving a Subsidiary) such Subsidiary shall be the surviving corporation and (iii) in the case of any consolidation or merger described in either (i) or (ii), at the time of such consolidation or merger, and after giving effect thereto no Default or Event of Default shall have occurred and be continuing.

             (b) sell, lease, transfer, abandon or otherwise dispose of, assets (other than (x) sales of goods, products, inventory or services in the ordinary course of business to customers, (y) the sale, lease, transfer or disposition of assets to the Company or a Domestic Subsidiary if a merger between such transferor and such Domestic Subsidiary would be permitted under Section 6.02(a)(1) and
        (z) sales or other dispositions of assets having a fair market value (as determined in good faith by the chief financial officer of the Company) in any single sale or disposition of not greater than $200,000 which the Company determines have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary in the conduct of its business); provided that the foregoing restrictions do not apply to the sale of assets for cash or property to a Person or Persons if all of the following conditions are met:

              (1) either (i) the net book value of such assets, when added to the net book value of all other assets sold, leased, transferred or otherwise disposed of by the Company and its Subsidiaries in other transactions subject to this Section 6.02(b)(1) or Section 6.02(c)(3) or (4) during the immediately preceding twelve-month period do not constitute 20% of Consolidated Total Assets (determined as of October 3, 1997) or (ii) the sum of the portions of Consolidated Net Income contributed for the immediately preceding twelve-month period (each as determined in good faith by the Chief Financial Officer of the Company) by (A) such assets, (B) each Subsidiary (or portion thereof) disposed of during such period pursuant to Section 6.02(c)(3) or (4) and
             (C) other assets of the Company and its Subsidiaries disposed of during such period in other transactions subject to this Section 6.02(b)(1) do not constitute 20% or more of Consolidated Net Income for such period, and the aggregate amount of any sale, lease, transfer or other disposition of assets does not exceed 50% of Consolidated Total Assets and does not constitute 50% or more of Consolidated Net Income during the term of this Agreement; and

              (2) immediately after the consummation of the transaction and after giving effect thereto no Default or Event of Default would exist.

             (c) sell, transfer or otherwise dispose of any shares of capital stock (including as "stock" for the purposes of this Section 6.02(c), any warrants, rights or options to purchase or otherwise acquire stock or other securities exchangeable for or convertible into such stock) of any Subsidiary and the Company will not permit any Subsidiary to issue any shares of stock of such Subsidiary (except for any sale, transfer, issuance or other disposition of stock to the Company or a Subsidiary if a merger between such transferor or issuer and such Subsidiary would be permitted under
        Section 6.02(a)(1)); provided that the foregoing restrictions do not apply to:

             (1) the sale, transfer or issuance of directors' qualifying shares of capital stock;

             (2) the sale, transfer or issuance of any de minimus number of shares of capital stock to foreign domiciliaries as may be required by law;

             (3) the sale, transfer or other disposition of all or any part of the shares of capital stock of any Subsidiary (other than a Principal Subsidiary);

             (4) the sale, transfer or other disposition of all shares of capital stock of a Principal Subsidiary held by the Company and its Subsidiaries if all of the following conditions are met:

                  (i) simultaneously with such sale, transfer, or disposition, all shares of stock and all Indebtedness of such Principal Subsidiary at the time owned by the Company and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

                  (ii) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of said shares of stock and Indebtedness is in the best interests of the Company;

                  (iii) said shares of stock and Indebtedness are sold, transferred or otherwise disposed of to a Person or Persons, for cash and/or tangible assets and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory; and

                  (iv) the Principal Subsidiary being disposed of shall not have any continuing investment in the Company or any other Subsidiary not being simultaneously disposed of;

             (5) the sale, transfer or issuance of shares of capital stock of a Subsidiary in connection with the purchase or other acquisition by the Company or a Subsidiary of the capital stock, properties or assets of any Person; provided that:

                  (i) after giving effect to such sale, transfer or issuance and such purchase or other acquisition, no Default or Event of Default would then exist;

                  (ii) the aggregate fair value of all such capital stock, properties or assets so acquired attributable to the issuance, sale or transfer of such shares of capital stock in each sale, transfer or issuance of such shares shall equal or exceed the fair value of such shares (in each case as determined in good faith by the Board of Directors of the Company at the time of such acquisition taking into consideration the terms of any written agreement described in Section 6.02(c)(5)(iii) below); and

                  (iii) the shares of capital stock are sold, transferred or issued pursuant to a written agreement which (A) contemplates the subsequent purchase or redemption of such shares by the Company or the Subsidiary whose shares have been so sold, transferred or issued or any direct or indirect parent of such Subsidiary upon request of the transferee of such shares or upon demand by the Company or such Subsidiary or any direct or indirect parent of such Subsidiary made pursuant to the terms of such written agreement at a price or prices computed by reference to such formulas or indices or other references as are determined in good faith by the Board of Directors of the Company at the time of such acquisition to be in the best interests of the Company and its Subsidiaries and (B) prohibits the transfer of such shares to any Person other than the Company or the Subsidiary whose shares have been so sold, transferred or issued or any direct or indirect parent of such Subsidiary; and

             (6) the sale, transfer or issuance of capital stock to employees of Subsidiaries as part of any incentive stock arrangement other than any incentive stock agreement entered into in connection with any purchase or acquisition contemplated by Section 6.02(c)(5), provided that:

                  (i) after giving effect to such issuance no Subsidiary shall cease to be a Subsidiary; and

                  (ii) the aggregate fair value (in each case determined in good faith at the time of such issuance by the Board of Directors of the Company or such person or committee as the Board of Directors of the Company may authorize to make such determination pursuant to the terms of any such incentive stock arrangement) of all shares of capital stock of such Subsidiaries issued to such employees shall not exceed $2,000,000;

        provided, however, that notwithstanding the foregoing, any sale, transfer, issuance or other disposition of shares pursuant Section 6.02(c)(3) or 6.02(c)(4) may not be consummated if either (y) the net book value of the assets of such Subsidiary attributable to such sale, transfer, issuance or other disposition of shares when added to the net book value of all other assets sold, leased, transferred or otherwise disposed of by the Company and its Subsidiaries during the immediately preceding twelve-month period in other transactions subject to Section 6.02(b)(1) and Sections 6.02(c)(3) and (4) would constitute 20% (or more) of Consolidated Total Assets (determined as of October 3, 1997) or (z) the portions of Consolidated Net Income for the immediately preceding twelve-month period contributed (each as determined in good faith by the Chief Financial Officer of the Company) by (1) such assets, (2) each Subsidiary (or portion thereof) disposed of during such period in transactions subject to Sections 6.02(c)(3) and (4) and (3) other assets of the Company and its Subsidiaries sold, leased, transferred or otherwise disposed of by the Company and its Subsidiaries during such period in transactions subject to Section 6.02(b)(1) would exceed 20% of Consolidated Net Income for such period, and provided further, that the aggregate amount of any sale, transfer or issuance of shares does not exceed 50% of Consolidated Total Assets and does not constitute 50% or more of Consolidated Net Income during the term of this Agreement.

             (d) Notwithstanding any other provision of this Section 6.02, the Company may sell stock or assets of America Outdoors, Inc., Airguide Instrument Co. and all of the Plastimo businesses. Sale of stock or assets permitted by this Section 6.02(d) shall not be taken into account for purposes of calculating the limitations on permitted sales of assets and stock set forth in Section 6.02(b)(1) and the proviso at the end of Section 6.02(c).

             SECTION 6.03. Fixed Charges Coverage Ratio. The Company will, on each Quarterly Date, have kept and maintained for the immediately preceding four fiscal quarters ending on such Quarterly Date, a ratio of Net Income Available for Fixed Charges to Fixed Charges of not less than
   1.50 to 1.00, provided that on any three Quarterly Dates after October 3, 1997, the ratio of Net Income Available for Fixed Charges to Fixed Charges may be less than 1.5 to 1.0, but must be greater than 1.2 to 1.0.

             SECTION 6.04.  Distributions.

             (a) The Company will not, and will not permit any Subsidiary to, except as hereinafter provided:

             (1) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company and dividends paid by Subsidiaries to the Company or other Subsidiaries in respect of capital stock of Subsidiaries owned by the Company or such other Subsidiaries); or

             (2) Directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than (i) in exchange for or out of the net cash proceeds to the Company obtained within three months of such purchase, redemption or retirement from the issue or sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock or (ii) in connection with any purchase or redemption of any shares of capital stock sold, transferred or issued in accordance with Section 6.02(c)(1), (2) or (5)); or

             (3) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock (such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options and all such other payments or distributions being herein collectively called "Distributions"), except (i) Repurchases of up to 50,000 shares of stock per year of the Company for use in connection with employee stock option and other employee benefit plans, and (ii) other Distributions, provided that after giving effect thereto no Default or Event of Default would exist and the aggregate amount of Distributions (excluding Distributions pursuant to Section 6.04 (a)(3)(i)) made during the period from and after June 14, 1991 to and including the date of the making of the Distribution in question would not exceed the sum of (1) $5,000,000 plus (2) 50% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit).

             (b) For the purposes of Section 6.04(a)(3)(ii) above, the amount of any Distribution declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Distribution in question.

             (c) The Company will not authorize or make a Distribution on its capital stock if after giving effect to the proposed Distribution a Default or Event of Default would exist.

             SECTION 6.05. Investments. The Company will not, and will not permit any Subsidiary to, make any Investments, other than:

             (a) Investments by the Company or a Subsidiary in and to Subsidiaries, including any Investment in a Person which, after giving effect to such Investment, will become a Subsidiary;

             (b) Investments in property or assets to be used in the usual and ordinary course of business of the Company or its Subsidiaries, provided that such Investment does not have the effect of changing substantially the general nature of the business engaged in by the Company and its Subsidiaries on a consolidated basis;

             (c) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is accorded the highest rating by Standard & Poor's Rating Group, a division of McGraw-Hill, Moody's Investors Service, Inc. or another credit rating agency of recognized national standing;

             (d) Investments in direct obligations of the federal governments of the United States of America, or any of the other countries listed on Schedule 6.05 or any direct agency or instrumentality of any thereof, the payment or guarantee of which constitutes a full faith and credit obligation of one of such federal governments or any direct agency or instrumentality of any thereof, as the case may be, in each case, maturing in twelve months or less from the date of acquisition thereof;

             (e) Term federal funds and banker's acceptances maturing within 180 days from the date of acquisition thereof and issued by a bank organized under the laws of the United States or any of the countries listed on Schedule 6.05, having capital, surplus and undivided profits aggregating at least U.S. $100,000,000; provided that the issuing institution has a long-term debt rating of A or better by Keefe Bank Watch Service, Standard & Poor's Rating Group, a division of McGraw-Hill or Moody's Investors Service, Inc. or any successors thereto.

             (f) Investments in certificates of deposit and time deposits maturing within one year from the date of issuance thereof with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000 (or the Dollar equivalent thereof);

             (g) Investments consisting of demand deposit accounts maintained in the ordinary course of business;

             (h) Loans or advances in the usual and ordinary course of business to officers, directors, and employees incidental to carrying on the business of the Company or any Subsidiary;

             (i) Receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries; and

             (j) Other Investments (in addition to those permitted by the foregoing provisions of this Section 6.05); provided that (1) all such other Investments shall not exceed in the aggregate 25% of Consolidated Tangible Net Worth Available for Investments and (2) after giving effect to such other Investments, no Default or Event of Default would exist.

             In valuing any Investments for the purpose of applying the limitations set forth in this Section 6.05, such Investments shall be valued in accordance with GAAP.

             For purposes of this Section 6.05, at any time when a corporation becomes a Subsidiary, all Investments of such Person at such time shall be deemed to have been made by such Person, as a Subsidiary, at such time.

             SECTION 6.06. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into or be a party to any material transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except transactions reasonably deemed by the Company in good faith to be in the best business interests of the Company or the concerned Subsidiary and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

             SECTION 6.07. ERISA. Except to the extent that such act, or failure to act would not result singly, or in the aggregate, after taking into account all other such acts or failures to act, in a liability which might be reasonably expected materially to adversely affect the ability of the Company and its ERISA Affiliates, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the Company and its ERISA Affiliates taken as a whole, (i) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL; (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC); (iii) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency of any Benefit Plan; (iv) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of the Company or any ERISA Affiliate under Title IV of ERISA; (v) fail to make any contribution or payment to any Multiemployer Plan which the Company or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; (vi) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment; (vii) amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that the Company or any ERISA Affiliate is required to provide security to such Plan under Section 401
   (a) (29) of the IRC.

             SECTION 6.08. Environmental Compliance. The Company will not become, or permit any Subsidiary to become, subject to any liabilities or costs which might be reasonably expected materially to adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to carry on business substantially as now being or heretofore conducted, or to materially adversely affect the financial condition of the Company and its Subsidiaries taken as a whole, arising out of or related to (i) the release or threatened release at any location of any contaminant into the environment, or any remedial action in response thereto, or (ii) any violation of any environmental, health or safety Requirements of Law.

             SECTION 6.09. Grants of Security Interests. The Company will not grant a security interest to any other provider of Indebtedness unless the Company equally and ratably secures all obligations under this Credit Agreement.

   VII. EVENTS OF DEFAULT

             In the case of the happening of any of the following events ("Events of Default"):

             (a) any representation or warranty made or deemed made in or in connection with this Agreement or in any report, certificate, financial statement or other instrument furnished by the Company or an Eligible Subsidiary pursuant to this Agreement or with the execution and delivery of the Notes shall prove to have been false or misleading in any materially adverse respect when made or deemed made;

             (b) default shall be made by the Company or an Eligible Subsidiary in the payment of the principal of the Notes or the Reimbursement Obligations when and as the same shall become due and payable, whether at the due date thereof or by acceleration thereof or otherwise;

             (c) default shall be made by the Company or an Eligible Subsidiary in the payment of interest on the Notes or of the Commitment Fee, the Letter of Credit Fee, the Issuer's Fee or any other amount payable hereunder (other than principal payments on the Notes or the Reimbursement Obligations) when and as the same shall become due and payable, whether at the due date thereof or by acceleration thereof or otherwise, and such default shall continue for five (5) Business Days;

             (d) default shall be made with respect to any Indebtedness (other than that evidenced by the Notes) of the Company or of any of its Subsidiaries if (i) the effect of such default is to accelerate or to permit the holders thereof to accelerate the maturity of such Indebtedness and (ii) the aggregate amount of such Indebtedness which is or may be accelerated by reason of such default equals or exceeds $5,000,000;

             (e) default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Company or any of its Subsidiaries to be observed or performed pursuant to the terms of Article VI;

             (f) default shall be made in the due observance or performance of any term, provision, covenant, condition or agreement to be observed or performed by the Company or any of its Subsidiaries pursuant to the terms hereof (other than the covenants described in Article VI) and, if capable of being remedied, such default shall continue unremedied for thirty (30) days after the earlier of (i) the date the Company or the Subsidiary, as the case may be, obtains knowledge thereof, or (ii) the date written notice thereof shall have been given to the Company or the Subsidiary, as the case may be, by the Agent or any Bank;

             (g) the Johnson Family shall at any time fail to own stock having, in the aggregate, votes sufficient to elect at least a fifty-one percent (51%) majority of the directors of the Company;

             (h) the Company or any of the Principal Subsidiaries shall (i) apply for or consent to the appointment of, or the taking or possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code, (v) file a petition seeking to take advantage as debtor of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts,
        (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against the Company or a Principal Subsidiary in an involuntary case under the Bankruptcy Code, or (vii) take any corporate action (other than action to controvert any such petition) for the purpose of effecting any of the foregoing;

             (i) a proceeding or case shall be commenced in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debts, of the Company or any of the Principal Subsidiaries, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or any of the Principal Subsidiaries or of all or any substantial part of its or such Subsidiary's assets, or (iii) similar relief in respect of the Company or any of the Principal Subsidiaries under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, without the consent of the Company or such Subsidiary, as the case may be, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of thirty (30) days, or an order for relief against the Company or any of the Principal Subsidiaries shall be entered in an involuntary case under the Bankruptcy Code;

             (j) final judgment shall be rendered against the Company or any of the Company's Subsidiaries in an amount (exclusive of amounts fully covered by insurance) in excess of an aggregate of $5,000,000 and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed; or

             (k) (i) a Termination Event occurs with respect to any Plan and, within thirty (30) days after the reporting of such Termination Event to the Agent (who shall promptly notify the Banks), the Agent shall have notified the Company in writing that (i) the Majority Banks have determined that such Termination Event might be reasonably expected materially to impair the right of the Company and its ERISA Affiliates, taken as a whole, to carry on business substantially as now being or heretofore conducted, or materially adversely affects the financial condition of the Company and its ERISA Affiliates taken as a whole, and as a result thereof, an Event of Default exists hereunder; or (ii) the plan administrator of any Plan applies under
        Section 412(d) of the IRC for a waiver of the minimum funding standards of Section 412(a) of the IRC and the Agent believes that the substantial business hardship upon which the application for the waiver is based might be reasonably expected materially to impair the right of the Company and its ERISA Affiliates, taken as a whole, to carry on business substantially as now being or heretofore conducted, or materially adversely affects the financial condition of the Company and its ERISA Affiliates taken as a whole.

   then, and in every such event (other than an event with respect to the Company or a Principal Subsidiary described in paragraph (h) or (i) above) and at any time thereafter during the continuance of such event, the Agent may, or shall at the request of the Majority Banks, by written notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Revolving Loan Commitments and Eurocurrency Commitments, and the obligations to issue Letter of Credit, if any, of the Banks hereunder; (ii) declare the Revolving Loan Notes, the Competitive Bid Notes or the Eurocurrency Notes, as applicable, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Revolving Loan Notes, the Eurocurrency Notes, and the Competitive Bid Notes, and the Letter of Credit Obligations as applicable, and all other amounts payable under this Agreement shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in the Revolving Loan Notes, the Eurocurrency Notes, the Competitive Bid Notes to the contrary notwithstanding; and (iii) pursue any other remedy under this Agreement or otherwise; and, in any event with respect to the Company or a Major Subsidiary described in paragraph (h) or
   (i) above, the Revolving Loan Commitments, if any, and the Eurocurrency Commitments, if any, of all of the Banks shall automatically terminate, and the Revolving Loan Notes, the Eurocurrency Notes, the Competitive Bid Notes, and the Letter of Credit Obligations as applicable, and all other amounts payable under this Agreement shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in the Revolving Loan Notes, the Eurocurrency Notes, or the Competitive Bid Notes, as applicable, to the contrary notwithstanding.

   VIII.     THE AGENT

             The Banks and the Agent agree among themselves as follows:

             SECTION 8.01. Appointment and Authority of Agent. Each of the Banks, and each subsequent holder of any Note by its acceptance thereof, irrevocably authorizes the Agent to take all actions on its behalf and to exercise all powers hereunder as are specifically delegated to the Agent by the terms hereof, together with all such powers as shall be reasonably incidental thereto. The relationship between the Agent and the Banks is and shall be that of agent and principal only and nothing herein shall be construed to constitute the Agent a trustee for the holder of any Note or for any holder of a participation therein nor impose on the Agent duties or obligations other than those expressly provided for herein. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Bank for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith (a) at the request or with the approval of the Majority Banks or, where expressly provided for herein, all the Banks, as the case may be, or (b) in the absence of gross negligence or willful misconduct.

             SECTION 8.02. Agent May Rely on Documents. The Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and with respect to all legal matters shall be entitled to rely on the advice of legal advisors selected by it concerning all matters relating to this Agreement and the Notes and its duties hereunder and thereunder, and, subject to the provisions of the last sentence of
   Section 8.01, shall not be liable to any of the parties hereto or to any holder of a Note for the consequence of such reliance.

             SECTION 8.03. No Amendment to Agent's Duties Without Consent. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement which affects its duties under this Agreement unless it shall have given its prior written consent as Agent thereto.

             SECTION 8.04. Responsibilities of Agent. The Agent may treat the payee of any Note as the holder thereof until written notice of the transfer thereof shall have been received by it. The Agent shall not be responsible for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity or enforceability of this Agreement or the Notes, or be liable for failing to make any inquiry concerning the performance or observance of any of the terms, provisions or conditions thereof. The Agent shall not be deemed to have knowledge of the occurrence of an Event of Default or Default (other than a failure by the Company to pay when due the principal of or interest on any Note or with respect to any Letter of Credit Obligation or the Commitment Fee, the Letter of Credit Fee or the Issuer's Fee) unless the Agent shall have received written notice from a Bank or the Company specifying that an Event of Default or Default has occurred and describing such Event of Default or Default. In the event that (a) the Company or any Eligible Subsidiary fails to pay when due the principal of or interest on any Note or the Commitment Fee or (b) the Agent receives such notice of the occurrence of an Event of Default or Default the Agent shall give written notice thereof to the Banks, and shall take such action with respect to such Event of Default or Default as it shall be directed in writing to take by the Majority Banks; provided, however, that, unless and until the Agent shall have received such directions, the Agent may take such action or refrain from taking such action with respect to such Event of Default or Default as it shall deem advisable in the best interests of the Banks.

             SECTION 8.05. Indemnification of Agent. Each of the Banks agrees (which agreement shall survive payment of the Notes and the Letter of Credit Obligations) to indemnify the Agent (to the extent not reimbursed by the Company or any Eligible Subsidiary), in amounts which are pro rata to their respective Applicable Percentages from and against any and all losses, claims, damages, liabilities and expenses which may be imposed on, incurred by or asserted against the Agent (in its capacity as Agent) in any way related to or arising out of this Agreement, the Notes, the Letters of Credit or the Loans or any action taken or omitted by the Agent, except any losses, claims, damages, liabilities or expenses resulting from the Agent's gross negligence or willful misconduct.

             SECTION 8.06. Agent Shall Have Rights of a Bank. In relation to its Commitments, its Loans and the Notes evidencing such Loans, and the Letters of Credit, the Agent, in its capacity as a Bank, shall have the same rights, powers and obligations hereunder as any Bank and may exercise such rights and powers as though it were not the Agent.

             SECTION 8.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement. Each Bank agrees that the Agent shall not have any responsibility for the accuracy or adequacy of any information contained in any document, or any oral information, supplied to such Bank by the Company directly or through the Agent.

             SECTION 8.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Company, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint, on behalf of the Company and the Banks and, provided no Default then exists, with the prior written consent of the Company, a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Company and the Banks and, provided no Default then exists, with the prior written consent of the Company, a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

   IX.  AMENDMENTS; WAIVERS; AND REMEDIES

             No amendment or waiver of any provision of this Agreement or any Note, nor consent to any departure by the Company or an Eligible Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks; provided, however, that unless approved in writing by all the Banks, no such amendment, waiver or consent shall (a) change the amount or date of payment of the principal of, or change the rate or extend the time of payment of interest on, any Revolving Note or Eurocurrency Note or Letter of Credit, or change the amount or extend the time of payment of any Commitment Fee or other fee due hereunder, (b) increase the Revolving Loan Commitments or the Eurocurrency Commitments, (c) change or affect the provisions of Section 2.06, (d) change or affect the definition of "Majority Banks," (e) subordinate the Notes in right of payment to any other indebtedness or obligation whatsoever, (f) waive any conditions specified in Article IV or
   (g) change or affect any provision of Section 10.02, this Article IX, or
   Section 10.04 or (h) release the Parent Guaranty. An amendment, waiver or consent which changes the amount or date of payment of the principal of, or changes the rate or extends the time of payment of, any Competitive Bid Note shall only require the consent of the holder thereof. Any such waiver, consent or approval shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company or an Eligible Subsidiary in any case shall entitle the Company or an Eligible Subsidiary to any other or further notice or demand in the same, similar or other circumstances. Each holder of any Note outstanding shall be bound by any modification, waiver or consent authorized by this Article IX, whether or not such Note shall have been marked to indicate such modification, waiver or consent. No waiver by the Agent or any Bank of any breach or default of or by the Company or an Eligible Subsidiary under this Agreement shall be deemed a waiver of any other previous breach or default or any thereafter occurring. No amendment of any provision of this Agreement relating in any way to any Issuing Banks or any or all of the Letters of Credit shall be effective without the written consent of each Issuing Bank affected thereby.

   X.   MISCELLANEOUS

             SECTION 10.01. No Discharge. The obligations of the Company and the Eligible Subsidiaries under this Agreement and under the Notes shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by: (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of this Agreement or applicable law, including, without limitation, any failure to set off or release in whole or in part by any Bank of any balance of any deposit account or credit on its books in favor of the Company or any Eligible Subsidiary or any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof or (b) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Company or any Eligible Subsidiary or would otherwise operate as a discharge of the Company or any Eligible Subsidiary as a matter of law.

             SECTION 10.02. Sharing of Setoffs. Subject to Section 2.14(a)(ii), each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Company or an Eligible Subsidiary, or through a secured claim the security for which is a debt owed by such Bank to the Company including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law, obtain payment in respect of any Note held by it as a result of which the unpaid portion of such Note is proportionately less than the unpaid
   portion of the Notes held by each of the other Banks    or obtain payment
   in respect of any Reimbursement Obligations owed to it as a result of which the unpaid portion of such Reimbursement Obligations is proportionately less than the unpaid portion of the Reimbursement Obligations held by each of the other Banks; (a) it shall be deemed to have simultaneously purchased from such other Banks a participation in the Notes held by such other Banks, so that the aggregate unpaid principal amount of the Notes and Reimbursement Obligations held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of the Notes and Reimbursement Obligations then outstanding as the principal amount of the Note and Reimbursement Obligations held by it prior to such exercise of banker's lien, setoff or counter-claim or prior to such receipt of a secured claim, security or interest was to the principal amount of all the Notes and Reimbursement Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim or prior to such receipt of a secured claim, security or interest; provided, however, that if any purchase is made pursuant to this Section 10.02 and the payment giving rise thereto is thereafter recovered, such purchase shall be rescinded and the purchase price restored with interest to the extent interest has been recovered by the Bank purchasing such participation and
   (b) such other adjustments shall be made from time to time as shall be equitable to ensure that all the Banks share such payment pro rata in accordance with their Applicable Percentages. The Company and each Eligible Subsidiary agrees that any holder of a participation in any Loan or Note and Reimbursement Obligations, or any portion thereof, whether or not acquired pursuant to this Section 10.02, may exercise rights of payment and set-off with respect to such participation as fully as if such holder of a participation were the direct creditor of the Company in the amount of such participation and such holder of a participation shall be deemed a "Bank" for purposes of this Section 10.02.

             SECTION 10.03. Severability. Any provision of this Agreement which is illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction.

             SECTION 10.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Company, the Eligible Subsidiaries or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns as if such successors and assigns were original parties hereto. The Company and the Eligible Subsidiaries may not assign or transfer any of their rights or obligations hereunder without the prior written consent of all the Banks, except in connection with a transaction permitted by the provisions of Section 6.02. Any Bank may assign its rights and delegate its obligations under this Agreement and further may assign, or sell participations in, all or any part of any Loan or Loans made by it or any other interest herein or in its Note to another bank or other entity; provided, that, no Bank may make any such assignment or delegation (but may sell such participations) without the prior written consent of the Company or the Eligible Subsidiary, as the case may be, which consent shall not be unreasonably withheld. In the case of an assignment or delegation, (i) each such assignment shall be evidenced by a written agreement signed by the Company or the Eligible Subsidiary, as the case may be, the Agent, the assigning Bank (without the requirement that any other Bank sign such agreement or consent thereto) and the assignee, and the form and substance of any such agreement (to the extent not provided below) shall be satisfactory to the Company or the Eligible Subsidiary, as the case may be and the assigning Bank and the form of such agreement shall be satisfactory to the Agent; (ii) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement; (iii) the aggregate amount of the Revolving Loan Commitment or Eurocurrency Commitment of the assigning Bank being assigned pursuant to each such assignment (if less than all of the remaining Revolving Loan Commitment or Eurocurrency Commitment of the assigning Bank) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000; and (iv) the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were a Bank hereunder and the holder of a Note, and the assigning Bank shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement with respect to any rights, obligations, Notes or Loans so assigned or delegated (and, in the case of an assignment covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such assigning Bank shall cease to be a party to this Agreement). Upon each assignment, the assigning Bank shall pay to the Agent, for the Agent's sole account, an administrative fee of $2,500.00 for processing such assignment. In the case of a participation, the participant shall not have any rights under this Agreement or any Note other than those rights granted to the Banks in Sections 2.11 through 2.14 hereof (the participant's rights against the assigning Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto). The Banks may furnish any information concerning the Company and its Subsidiaries in the possession of the Banks from time to time to assignees and participants (including prospective assignees and participants); provided that such Banks shall use their best efforts to ensure that any such information provided to any such assignee or participant shall be kept confidential by such assignee or participant.

             SECTION 10.05. Governing Law. (a) This Agreement and the Notes shall be construed in accordance with and governed by the laws of the State of Illinois and any applicable laws of the United States of America. The Company and each Eligible Subsidiary (a) irrevocably submits to the jurisdiction of any Illinois State or Federal court sitting in the City of Chicago over any suit, action or proceeding arising out of or relating to this Agreement or its Notes; (b) irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum; (c) consents to process being served in any such suit, action or proceeding upon the Company and each Eligible Subsidiary by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Company's address specified in
   Section 10.08 (or with respect to an Eligible Subsidiary, in its Election to Participate) or provided therein, to be effective when delivered to the Company or such Subsidiary (or when delivery thereof is refused); and (d) agrees that such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in this
   Section 10.06 shall affect the right of the Agent or any Bank to serve process in any manner permitted by law or limit the right of the Agent or any Bank to bring proceedings against the Company or an Eligible Subsidiary in the courts of any jurisdiction or jurisdictions.

             SECTION 10.06. Currency Indemnity. To the fullest extent permitted by applicable law, the obligation of the Company and the Eligible Subsidiaries under this agreement to make payments in an Alternative Currency in which the Loans or any portion thereof are outstanding shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, expressed in or converted into any other currency or any other realization in such currency, whether as proceeds of set-off, security, guarantee, distributions or otherwise, except to the extent that such tender, recovery or realization shall result in the actual receipt by the Bank or Banks entitled thereto of the full amount of the Alternative Currency due and payable. If the amount in the Alternative Currency actually received by such a Bank or Banks for any reason falls short of the full amount of the Alternative Currency due and payable, the Company or the applicable Eligible Subsidiary shall, as a separate and independent obligation, pay such additional amounts in the Alternative Currency as may be necessary to compensate for such shortfall. This obligation of the Company and the Eligible Subsidiaries shall continue in force and effect until discharged as provided herein and shall not be affected by judgment being obtained for any other sum due under this Agreement. Each Bank's determination of amounts effectively received by it shall be conclusive absent manifest error.

             SECTION 10.07. Headings. The Article and Section headings in this Agreement are for convenience only and shall not affect the construction hereof.

             SECTION 10.08. Notices. Any notice shall be conclusively deemed to have been received by a party hereto and to be effective (i) if sent by regular mail or commercial delivery service, on the day on which delivered to such party at its address set forth below (or at such other address as such party shall specify to the other parties hereto in writing), (ii) if sent by telex, graphic scanning or other telecopy communications of the sending party, when delivered by such equipment to the number set forth on the signature pages hereof or (iii) if sent by registered or certified mail, on the day on which delivered to such party (or delivery is refused), addressed to such party as follows: (a) if to the Company, at 1326 Willow Road, Sturtevant, Wisconsin, 53177, Attention:
   Carl G. Schmidt; (b) if to any Bank other than First Chicago, at its Domestic Office, with a copy to any other address set forth on the signature pages hereof; and (c) if to First Chicago, either as a Bank or as Agent, at the addresses for notice set forth on the signature pages hereof.

             SECTION 10.09. Survival of Agreement. All covenants made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery to the Banks of the Notes evidencing the Loans and shall continue in full force and effect so long as any Note or any amount due hereunder is outstanding and unpaid or the Revolving Loan Commitment of any Bank has not been terminated.

             SECTION 10.10. Expenses of Banks. The Company and the Eligible Subsidiaries, jointly and severally, shall be liable for and shall pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation of this Agreement, the Notes and the other agreements and documents referred to herein or contemplated hereby (whether or not the transactions contemplated hereby shall be consummated), the preparation of any amendment, waiver or consent relating to any of the foregoing, its receiving of legal advice or other consultation regarding the interpretation of its rights and obligations with respect to any of the foregoing, the administration or operation of the Loans pursuant hereto and all reasonable out-of-pocket expenses (including, without limitation, legal fees and expenses) incurred by the Agent and each Bank in connection with the enforcement of the rights of the Agent and the Banks in connection with this Agreement, the Notes and with respect to any action which may be instituted by any Person (other than a Bank) against the Agent or the Banks in respect of any of the foregoing or as a result of any transactions, action or nonaction arising from the foregoing. The Company further agrees to indemnify the Agent and each Bank, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Bank is a party thereto) relating to claims by third parties, which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit hereunder, provided however that no Bank shall be indemnified for any of the foregoing resulting from its own gross negligence or wilful misconduct. The obligations of the Company under this Section shall survive the termination of this Agreement.

             SECTION 10.11. Foreign Bank Certifications. Each Bank that is not created or organized under the laws of the United States of America or a state or political subdivision thereof shall deliver to the Company (or an Eligible Subsidiary, if requested) and the Agent within fifteen (15) days after the date hereof, or if later, the date on which such Bank becomes a Bank pursuant to Section 10.04 hereof, a true and accurate certificate executed in duplicate by a duly authorized officer of such Bank, in a form satisfactory to the Company and the Agent, to the effect that such Bank is capable under the provisions of an applicable tax treaty concluded by the United States of America (in which case the certificate shall be accompanied by two executed copies of Form 1001 of the IRS) or under Section 1442 of the IRC (in which case the certificate shall be accompanied by two copies of Form 4224 of the IRS) of receiving payments of interest hereunder without deduction or withholding of United States federal income tax. Each Bank further agrees to deliver to the Company and the Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Bank in a form satisfactory to the Company and the Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Company and the Agent pursuant to this
   Section 10.11. Further, to the extent it may lawfully do so, each Bank which delivers a certificate accompanied by Form 1001 of the IRS covenants and agrees to deliver to the Company and the Agent within fifteen (15) days after the date hereof, and every third anniversary of such date thereafter, on which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of Form 1001 (or any successor form or forms required under the IRC or the applicable regulations promulgated thereunder), and each Bank that delivers a certificate accompanied by Form 4224 of the IRS covenants and agrees to deliver to the Company and the Agent within fifteen (15) days prior to the beginning of each subsequent taxable year of such Bank during which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of IRS Form 4224 (or any successor form or forms required under the IRC or the applicable regulations promulgated thereunder). Each such certificate shall certify as to one of the following:

             (i) that such Bank is capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax;

             (ii) that such Bank is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein but is capable of recovering the full amount of any such deduction or withholding from a source other than the Company or Eligible Subsidiary and will not seek any such recovery from the Company or Eligible Subsidiary; or
             (iii) that, as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority after the date such Bank became a party hereto, such Bank is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Company or an Eligible Subsidiary.

             Each Bank shall promptly furnish to the Company and the Agent such additional documents as may be reasonably required by the Company, an Eligible Subsidiary or the Agent to establish any exemption from or reduction of any taxes required to be deducted or withheld and which may be obtained without undue expense to such Bank.

   XI.  GUARANTY

             The Company requests the Banks to extend credit or to permit credit to remain outstanding to the Eligible Subsidiaries under this Agreement and, in consideration thereof, the Company hereby absolutely and unconditionally guarantees prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Subsidiary Obligations incurred by Eligible Subsidiaries.

             Company waives notice of the acceptance of this Parent Guaranty and of the extension or continuation of the Subsidiary Obligations or any part thereof. Company further waives presentment, protest, notice, demand or action on delinquency in respect of the Subsidiary Obligations of Eligible Subsidiaries or any part thereof, including any right to require the Banks to sue the applicable Eligible Subsidiary or require the Banks to make demand upon the applicable Eligible Subsidiary for payment, any other guarantor or any other person obligated with respect to the Subsidiary Obligations of Eligible Subsidiaries or any part thereof, or otherwise to enforce payment thereof against any collateral securing such Subsidiary Obligations or any part thereof and provided further that if at any time any payment of any portion of such Subsidiary Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Eligible Subsidiary or otherwise, Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made.

        The validity and enforceability of this Parent Guaranty shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Subsidiary Obligations of Eligible Subsidiaries or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Subsidiary Obligations of Eligible Subsidiaries or any part thereof or any agreement relating thereto, or any collateral securing the Subsidiary Obligations of Eligible Subsidiaries or any part thereof; (c) any waiver of any right, power or remedy or of any default with respect to the Subsidiary Obligations of Eligible Subsidiaries or any part thereof or any agreement relating thereto or with respect to any collateral securing the Subsidiary Obligations of Eligible Subsidiaries or any part thereof; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Subsidiary Obligations of Eligible Subsidiaries or any part thereof, any other guaranties with respect to the Subsidiary Obligations of Eligible Subsidiaries or any part thereof, or any other obligation of any person or entity with respect to the Subsidiary Obligations of Eligible Subsidiaries or any part thereof; (e) the enforceability or validity of the Subsidiary Obligations of Eligible Subsidiaries or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Subsidiary Obligations of Eligible Subsidiaries or any part thereof; or (f) the application of payments received from any source to the payment of indebtedness of the Company or an Eligible Subsidiary other than the Subsidiary Obligations of Eligible Subsidiaries, any part thereof or amounts which are not covered by this Parent Guaranty even though the Bank might lawfully have elected to apply such payments to any part or all of the Subsidiary Obligations of Eligible Subsidiaries or to amounts which are covered by this Guaranty, all whether or not the Company shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (f) of this paragraph. It is agreed that Company's liability hereunder is several and independent of any other guaranties or other obligations at any time in effect with respect to the Subsidiary Obligations or any part thereof and that Company's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations.

             Credit may be granted or continued under this Agreement from time to time by the Banks to the Eligible Subsidiaries without notice to or authorization from Company regardless of the Eligible Subsidiaries' financial or other condition at the time of any such grant or continuation. The Bank shall have no obligation to disclose or discuss with Company its assessment of the financial condition of the Eligible Subsidiaries.

             Until the Subsidiary Obligations are paid in full, the Company shall not exercise any right of subrogation with respect to payments made by the Company pursuant to this Parent Guaranty.


   XII. COUNTERPARTS.

             This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one Agreement.

        IN WITNESS WHEREOF, the Company, the Banks and the Agent have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

   @@

                                 JOHNSON WORLDWIDE ASSOCIATES, INC.



                                 By:_____________________________________
                                 Name: Carl G. Schmidt
                                 Title: Senior Vice President & CFO
                                 1326 Willow Road
                                 Sturtevant, WI  53177
                                 Attention: Carl G. Schmidt
                                 Telephone No.: 414-884-1531
                                 Telecopier No.: 414-884-1704

                                           Borrower's Signature
                                           Page for the Johnson Worldwide
                                              Credit Agreement

   Revolving Loan      Eurocurrency   THE FIRST NATIONAL BANK OF CHICAGO
   Commitment          Commitment     Individually and as Agent

   $26,000,000         $4,000,000   By:_____________________________________
                                    Name:  Deborah E. Stevens
                                    Title:    Authorized Agent
                                    Domestic and Eurodollar Offices:

                                    One First National Plaza
                                    Suite 0088
                                    Chicago, Illinois  60670-0088
                                    Attention:  Deborah E. Stevens
                                    Telex No.: 4330253
                                    Answerback:  FNB CUT

                                    Telephone No.:  312-732-2532
                                    Telecopier No.:  312-732-1117


                                    The First National Bank of Chicago's
                                    Signature Page for the Johnson
                                    Worldwide Credit Agreement



   Revolving Loan     Eurocurrency
   Commitment         Commitment

   $17,333,333.33333333 $2,666,666.66666667 FIRSTAR BANK MILWAUKEE, N.A.

                                           By:__________________________
                                                Name: Bruce Anthony
                                                Title: Vice President

                                           Domestic and Eurodollar Offices:
                                           Firstar Bank Milwaukee, N.A.
                                           777 East Wisconsin Avenue
                                           Milwaukee, Wisconsin 53202
                                           Telex No.: 191178
                                           Answerback: FIR WIS
                                           Telephone No.: 414-765-4724
                                           Telecopier No.: 414-765-5062


   @@

                                           Firstar Bank, Milwaukee's
                                           Signature Page for the   Johnson
                                           Worldwide Credit Agreement

   @@
    Revolving Loan       Eurocurrency         M&I MARSHALL & ILSLEY BANK
    Commitment           Commitment
    $8,666,666.66666667  $1,333,333.33333333   By: ___________________________
                                               Name: Stephen F. Geimer
                                               Title: Vice President

                                               Domestic and Eurodollar Offices:

                                               M&I Marshall & Ilsley Bank
                                               770 North Water Street
                                               Milwaukee, Wisconsin  53202
                                               Attention: Steve Geimer
                                               Telex No.: 190470
                                               Answerback: MARIL MIL
                                               Telephone No.: 414-765-7593
                                               Telecopier No.: 414-765-7625


                                               M&I Marshall & Ilsley Bank's
                                               Signature Page for the

    Revolving Loan      Eurocurrency           THE NORTHERN TRUST COMPANY
    Commitment          Commitment
    $8,666,666.66666667 $1,333,333.33333333    By: ___________________________
                                               Name: Joe Kunze
                                               Title:
                                               Domestic and Eurodollar Offices:
                                               50 South LaSalle Street B2
                                               Chicago, Illinois  60603
                                               Telephone No.: 312-444-3175
                                               Telecopier No.: 312-444-7028

                                               The Northern Trust Company's
                                               Signature Page for the Johnson
                                               Worldwide Credit Agreement

    Revolving Loan       Eurocurrency          SOCIETE GENERALE
    Commitment           Commitment
    $17,333,333.33333333 $2,666,666.66666667   By:
                                               ____________________________
                                               Name: Robert Bolt
                                               Title:

                                               Societe Generale
                                               181 West Madison Street
                                               Suite 3400
                                               Chicago, Illinois  60602
                                               Telex No.: 190130 SGCHI UT
                                               Telephone No.: 312-578-5014
                                               Telecopier No.: 312-578-5099
   @@
                                               Societe Generale's Signature
                                               Page for the Johnson
                                               Worldwide Credit Agreement

                                    EXHIBIT A

                           FORM OF REVOLVING LOAN NOTE


                              __________  __, 199_

             Johnson Worldwide Associates, Inc., a Wisconsin corporation (the "Company"), promises to pay, on or before the Expiration Date, to the order of _________________ (the "Bank") the aggregate unpaid principal amount of all Revolving Loans made by the Bank to the Company pursuant to
   Section 2.01(a) of the Agreement (as hereinafter defined), in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.

             The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Revolving Loan and the date and amount of each principal payment hereunder.

             This Revolving Loan Note is one of the Revolving Loan Notes issued pursuant to, and is entitled to the benefits of, the Revolving Credit Agreement, dated as of November 29, 1995 (which, as it may be amended or modified from time to time, is herein called the "Agreement"), among the Company, certain consolidated Subsidiaries of the Company, the banks party thereto, including the Bank, and The First National Bank of Chicago, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions under which this Revolving Loan Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                            JOHNSON WORLDWIDE ASSOCIATES, INC.

                            By:____________________________________

                            Title:___________________________________

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                               REVOLVING LOAN NOTE
                     OF JOHNSON WORLDWIDE ASSOCIATES, INC.,
                           DATED ____________ __, 199_



                   Principal     Maturity    Principal
                   Amount of   of Interest    Amount        Unpaid
        Date          Loan        Period        Paid       Balance

                                    EXHIBIT B

                            FORM OF EUROCURRENCY NOTE



                            _____________  __, 199_


             [Johnson Worldwide Associates, Inc., a Wisconsin corporation (the "Company")] [ _________, (the "Eligible Subsidiary")], promises to pay, on or before the Expiration Date, to the order of __________________________________ (the "Bank") the aggregate unpaid principal amount of all Eurocurrency Loans made by the Bank to the [Company][Eligible Subsidiary] pursuant to Section 2.03(a) of the Agreement (as hereinafter defined), in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. All payments shall be made in the appropriate Alternative Currency.

             The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Eurocurrency Loan and the date and amount of each principal payment hereunder.

             This Eurocurrency Note is one of the Eurocurrency Notes issued pursuant to, and is entitled to the benefits of, the Revolving Credit Agreement, dated as of November 29, 1995 (which, as it may be amended or modified from time to time, is herein called the "Agreement"), among [the Company] [Johnson Worldwide Associates, Inc. (the "Company")], certain consolidated Subsidiaries of the Company[,including the Eligible Subsidiary], the banks party thereto, including the Bank, and The First National Bank of Chicago, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions under which this Eurocurrency Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                            [JOHNSON WORLDWIDE ASSOCIATES, INC.]
                            [ELIGIBLE SUBSIDIARY]

                            By: ________________________________

                            Title: ______________________________

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                                EUROCURRENCY NOTE
         OF [JOHNSON WORLDWIDE ASSOCIATES, INC.] [ELIGIBLE SUBSIDIARY],
                           DATED __________  __, 199_


                  Principal     Maturity    Principal
                  Amount of   of Interest    Amount        Unpaid
        Date         Loan        Period        Paid       Balance

                                    EXHIBIT C

                          FORM OF COMPETITIVE BID NOTE


                              _________ __, 199_

             Johnson Worldwide Associates, Inc., a Wisconsin corporation (the "Company"), promises to pay, on or before the Expiration Date, to the
   order of _____________________   (the "Bank") the aggregate unpaid
   principal amount of all Absolute Rate Loans made by the Bank to the Company pursuant to Section 2.04 of the Agreement (as hereinafter defined), in lawful money of the United States in immediately available funds at the main office of the Bank (or if a Default or Event of Default shall have occurred and be continuing, at the main office of The First National Bank of Chicago, in Chicago, Illinois, as Agent) together with interest, in like money and funds, on the unpaid principal amount hereof at the rates and on the dates determined in accordance with the Agreement. The Company shall pay each Absolute Rate Loan in full on the last day of such Absolute Rate Loan's applicable Interest Period.

             The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or otherwise record in accordance with its usual practice, the date and amount of each Absolute Rate Loan and the date and amount of each principal payment hereunder.

             This Competitive Bid Note is one of the Competitive Bid Notes issued pursuant to, and is entitled to the benefits of, the Revolving Credit Agreement, dated as of November 29, 1995 (which, as it may be amended or modified from time to time, is herein called the Agreement"), among the Company, certain consolidated Subsidiaries of the Company, the banks party thereto, including the Bank, and The First National Bank of Chicago, as Agent, and to which Agreement reference is hereby made for a statement of the terms and conditions under which this Competitive Bid Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                            JOHNSON WORLDWIDE ASSOCIATES, INC.



                            By: _____________________________

                            Title: ___________________________

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                              COMPETITIVE BID NOTE
                     OF JOHNSON WORLDWIDE ASSOCIATES, INC.,
                            DATED_________  __, 199_


                  Principal     Maturity    Principal
                  Amount of   of Interest    Amount        Unpaid
        Date         Loan        Period        Paid       Balance

                                    EXHIBIT D

                      FORM OF COMPETITIVE BID QUOTE REQUEST
                                (Section 2.04(a))


                                                        Date: ___________, 19

   To:            [specify Bank or Banks]

   From:          Johnson Worldwide Associates, Inc. ("Company")

   Re: Amended and Restated Credit Agreement dated as of April 3, 1998 (as amended or modified from time to time, the "Agreement") among the Company, certain consolidated Subsidiaries of the Company, the Banks party thereto and The First National Bank of Chicago, as Agent

             We hereby give notice pursuant to Section 2.04(a) of the Agreement that we request Competitive Bid Quotes for the following proposed Absolute Rate Loan(s):


   Borrowing Date: ___________, 19

   Principal Amount                            Interest Period1

   $


             Upon acceptance by the undersigned of any or all of the Absolute Rate Loans offered by Banks in response to this request, the undersigned shall be deemed to affirm as of such date the representations and warranties made in the Agreement to the extent specified in Article III thereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.


                            JOHNSON WORLDWIDE ASSOCIATES, INC.

                            By: __________________________________

                            Title:_________________________________


      1    At least 1 and up to 270 days, subject to the provisions of the definitions of  Interest Period.

                                    EXHIBIT E
                          FORM OF COMPETITIVE BID QUOTE
                                (Section 2.04(b))

                                                        Date: ___________, 19


   To:       Johnson Worldwide Associates, Inc.
             Attn:

   Re:       Competitive Bid Quote to the Company

             In response to your invitation dated __________, 19___, we hereby make the following Competitive Bid Quote pursuant to Section 2.04 of the Agreement (as hereinafter defined) to and on the following terms:

   1.   Quoting Bank:

   2.   Person to contact at Quoting Bank:

   3.   Borrowing Date: __________, 19  1

   4. We hereby offer to make Absolute Rate Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

      Principal     Interest           Absolute        Minimum
      Amount2       Period3             Rate4           Amount5

      $





   ________________________________

   1    As specified in the related Competitive Bid Quote Request.
   2 Principal amount bid for each Interest Period may not exceed principal amount requested.
   3 At least 1 and up to 270 days, as specified in the related Competitive Bid Quote Request.
   4 Specify rate of interest per annum (rounded to the nearest 1/100 of 1%).
   5    Specify minimum amount which the Company may accept (see Section
        2.04).



             We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Amended and Restated Credit Agreement dated as of April 3, 1998 (as amended or modified from time to time, the "Agreement") among the Company, certain consolidated Subsidiaries of the Company, the Banks party thereto and The First National Bank of Chicago, as Agent, irrevocably obligates us to make the Absolute Loan(s) for which any offer(s) are accepted, in whole or in part. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

                            Very truly yours,

                            [NAME OF BANK]


   Dated: ____________, 19__   By:_________________________
                                    Authorized Officer

                                    EXHIBIT F

                         FORM OF ELECTION TO PARTICIPATE



                                                      Date: ___________, 19__


   THE FIRST NATIONAL BANK OF CHICAGO
   as Agent (the "Agent") for the Banks referred to in the Amended and Restated Credit Agreement dated as of April 3, 1998 (as the same may be amended or modified from time to time, the "Agreement") among Johnson Worldwide Associates, Inc., certain of its consolidated Subsidiaries, such Banks and the Agent

   Dear Sirs:

             Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement.

             1. The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to be a party to and an Eligible Subsidiary for purposes of the Agreement, effective on and after the date hereof.

             2. The undersigned hereby agrees to perform all obligations of an Eligible Subsidiary under, and to be bound in all respects by the applicable terms of, the Agreement (including, without limitation, Sections 10.05 and 10.06 thereof, as if this Election to Participate were referred to therein) and agrees that the Banks and Agent shall be entitled to the benefits of, and shall have all of the rights and remedies against the undersigned described in, the Agreement, as if the undersigned were named as an Eligible Subsidiary therein and were a signatory party thereto.

             3.  The undersigned represents and warrants that:

                  a. Concurrently herewith there are being delivered to the Agent the documents and certificates required to be delivered by the undersigned as of the date hereof by
                  Section 4.03 of the Agreement.

                  b. Each of the representations and warranties set forth in subsections (m) and (n) of Article III of the Agreement is true and correct on the date hereof with the same effect as if made on and as of such date.

             4. This Election to Participate shall be governed by and construed in accordance with the internal laws of the State of Illinois.

             5. This Election to Participate may be signed in any number of counterparts, each of which shall constitute an original, with the same effect as if the signature hereto and thereto were upon the same instrument.

                            [NAME OF ELIGIBLE SUBSIDIARY]

                            By: _______________________________
                            Title: _____________________________

             Receipt of the above Election to Participate is hereby acknowledged on and as of the date set forth above.

                            THE FIRST NATIONAL BANK OF
                            CHICAGO, as Agent

                            By: _______________________________
                            Title: _____________________________

      Acknowledged and agreed as of
      the date first above written.

      JOHNSON WORLDWIDE ASSOCIATES, INC.

   By: _______________________________
   Title: _____________________________

                                    EXHIBIT G

                          FORM OF ELECTION TO TERMINATE




                                                   Date: ______________, 19__

   THE FIRST NATIONAL BANK OF CHICAGO
   as Agent (the "Agent") for the Banks referred to in the Amended and Restated Credit Agreement dated as of April 3, 1998 (as the same may be amended or modified from time to time, the "Agreement") among Johnson Worldwide Associates, Inc., certain of its consolidated Subsidiaries, such Banks and the Agent

      Dear Sirs:

             Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement.

             1. The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to terminate its participation as an Eligible Subsidiary for purposes of the Agreement, effective as of _______________ .

             2. The undersigned hereby agrees to pay in full all outstanding principal, interest, fees and any other amounts payable by it on ________________.

             3. The undersigned acknowledges and agrees that its obligations under Sections 2.12, 2.13 and 10.10 of the Agreement shall continue.

             4. This Election to Terminate shall be governed by and construed in accordance with the internal laws of the State of Illinois.

             5. This Election to Terminate may be signed in any number of counterparts, each of which shall constitute an original, with the same effect as if the signature hereto and thereto were upon the same instrument.

                            [NAME OF ELIGIBLE SUBSIDIARY]

                            By: _______________________________
                            Title: _____________________________


             Receipt of the above Election to Terminate is hereby acknowledged on and as of the date set forth above.

                            THE FIRST NATIONAL BANK OF
                            CHICAGO, as Agent

                            By: _______________________________
                            Title: _____________________________

      Acknowledged and agreed as of
      the date first above written.

      JOHNSON WORLDWIDE ASSOCIATES, INC.

   By: _______________________________
   Title: _____________________________

                                   Schedule 1
                    to Amended and Restated Credit Agreement

                                   Litigation

                                   Schedule 2
                    to Amended and Restated Credit Agreement


                                     ERISA

                                   Schedule 3
                    to Amended and Restated Credit Agreement


                              Environmental Matters

                                  Schedule 6.05
                    to Amended and Restated Credit Agreement


                                   Investments